                                                                     EXHIBIT 2.2

                           ASSET PURCHASE AGREEMENT
                                 by and among

          Hall, Kinion & Associates, Inc., a California corporation,
            TA Acquisition Corporation, a Delaware corporation, and TeamAlliance Technology Partners, L.P., a New York limited partnership,
        TeamAlliance Technology Partners, Inc., a Delaware corporation,
                  TeamVisions, Inc., a Delaware corporation,
                Certain Designated Limited Liability Companies
                                Richard Harmon,
                             Mordecai Levine, and
                                Frederick Lenz


                         Dated as of November 26, 1996

                               TABLE OF CONTENTS

                                                                                     Page
ARTICLE I  BASIC TRANSACTION.......................................................     2
     1.1  Purchase and Sale of Assets; Description of Assets to be Acquired........     2
     1.2  Excluded Assets..........................................................     4
     1.3  Assumed Liabilities......................................................     4
     1.4  Unassumed Liabilities....................................................     4
     1.5  Consideration............................................................     6
     1.6  Subsequent Payments......................................................     6
     1.7  The Closing..............................................................     7
     1.8  Arbitration..............................................................     7
     1.9  Allocation of Purchase Price.............................................     7

ARTICLE II - REPRESENTATIONS AND WARRANTIES OF SELLERS.............................     8
     2.1  Organization; Capital Structure..........................................     8
     2.2  Authority................................................................     8
     2.3  Financial Information....................................................     9
     2.4  Liabilities..............................................................     9
     2.5  Absence of Certain Changes and Events....................................     9
     2.6  Conduct of Business......................................................    11
     2.7  Taxes....................................................................    11
     2.8  Compliance With Law......................................................    13
     2.9  Proprietary Rights.......................................................    13
     2.10 Restrictive Documents or Orders..........................................    14
     2.11 Contracts and Commitments................................................    14
     2.12 Operating Condition......................................................    15
     2.13 Assets...................................................................    15
     2.14 Title to the Property....................................................    15
     2.15 Litigation...............................................................    15
     2.16 No Conflict or Default...................................................    15
     2.17 Third Party Consents.....................................................    15
     2.18 Labor Relations..........................................................    16
     2.19 Brokers' and Finders' Fees/Contractual...................................    16
     2.20 Interested Party Relationships...........................................    16
     2.21 Environmental and Safety Matters.........................................    16
     2.22 Customers................................................................    18
     2.23 Employee Benefit Plans...................................................    18
     2.24 Insurance................................................................    20
     2.25 Accounts Receivable......................................................    20
     2.26 Books and Records........................................................    20
     2.27 Complete Disclosure......................................................    20

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS.......................    20
     3.1  Authority................................................................    20

     3.2  Assets.................................................................21
     3.3  Litigation.............................................................21
     3.4  Brokers' and Finders' Fees/Contractual.................................21
     3.5  Interested Party Relationships.........................................21
     3.6  Complete Disclosure....................................................21

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF TV STOCKHOLDER....................22
     4.1  Authority..............................................................22
     4.2  Assets.................................................................22
     4.3  Litigation.............................................................22
     4.4  Brokers' and Finders' Fees/Contractual.................................23
     4.5  Interested Party Relationships.........................................23
     4.6  Complete Disclosure....................................................23
     4.7  Knowledge Qualification................................................23

ARTICLE V  REPRESENTATIONS AND WARRANTIES OF PURCHASER AND HK....................23
     5.1  Organization, Standing and Capital Structure...........................23
     5.2  Authorization..........................................................23
     5.3  Financial Information..................................................24
     5.4  Absence of Certain Changes and Events..................................24
     5.5  Compliance with Other Instruments......................................24
     5.6  Compliance With Law....................................................24
     5.7  Consents...............................................................25
     5.8  Litigation.............................................................25
     5.9  Labor Relations........................................................25
     5.10  Books and Records.....................................................25
     5.11  Employee Benefit Plans................................................26
     5.12  Complete Disclosure...................................................26
     5.13  Taxes.................................................................26
     5.14  Environmental Matters.................................................26

ARTICLE VI - COVENANTS...........................................................27
     6.1  Best Efforts...........................................................27
     6.2  Notices and Consents...................................................27
     6.3  Operation of Business..................................................27
     6.4  Full Access............................................................29
     6.5  Covenants Against Disclosure...........................................29
     6.6  Non-Competition........................................................29
     6.7  Further Assurances.....................................................31
     6.8  Advice of Changes......................................................32
     6.9  Employees,  Bonuses and Termination Payments...........................32
     6.10  Cooperation by Sellers................................................32
     6.11  Negotiation with Others...............................................33
     6.12  Termination of Continuing LLCs........................................33
     6.13  Payment of Taxes......................................................33

     6.14  Guaranty by HK........................................................33
     6.15  Facilities Agreement and Non-Exclusive Trademark License..............33

ARTICLE VII CONDITIONS PRECEDENT TO OBLIGATIONS..................................34
     7.1  Conditions to Obligations of Purchaser and HK..........................34
     7.2  Conditions to Obligations of Sellers...................................36

ARTICLE VIII - INDEMNIFICATION...................................................37
     8.1  Survival of Representations and Warranties.............................37
     8.2  Indemnification of Purchaser...........................................37
     8.3  Indemnification of Sellers, Stockholders and TV Stockholders...........38
     8.4  Procedure for Indemnification with Respect to Third-Party Claims.......39
     8.5  Procedure for Indemnification with Respect to Non-Third-Party Claiss...40
     8.6  Threshold Determination of and Limitations on Indemnification..........41

ARTICLE IX - TERMINATION.........................................................41
     9.1  Termination by Mutual Consent..........................................41
     9.2  Effect of Termination..................................................42

ARTICLE X - MISCELLANEOUS PROVISIONS.............................................42
     10.1  Notice................................................................42
     10.2  Entire Agreement......................................................42
     10.3  Binding Effect; Assignment............................................43
     10.4  Captions..............................................................43
     10.5  Expenses of Transactions; Taxes.......................................43
     10.6  Waiver; Consent.......................................................43
     10.7  Third-Party Beneficiaries.............................................43
     10.8  Counterparts and Facsimiles...........................................43
     10.9  Severability..........................................................44
     10.10  Incorporation of Exhibits and Schedules..............................44
     10.11  Governing Law........................................................44

                               LIST OF SCHEDULES

1.1(b)           Report of Active Contracts
1.1(c)           Contracts
1.1(e)           Intellectual Property
1.1(l)           Other Properties
1.2              Excluded Assets
1.3              Assumed Liabilities
2.1              Organization; Capital Structure
2.4              Liabilities
2.5(j)           Key Employee Notices
2.5(k)           Vendor/Contractor/Customer Changes
2.5(m)           Disposition of Marks
2.10             Restrictive Documents or Orders
2.11(a) and (b)  Contracts and Commitments
2.13             Disclosure Regarding Assets
2.14             Permitted Liens
2.15             Litigation
2.16             Conflicts or Defaults
2.17             Third Party Consents
2.18             Labor Relations
2.21             Environmental and Safety Matters
2.22             Customers
2.23             Employee Benefit Plans
2.24             Insurance Policies
2.25             Accounts Receivable
2.27             Complete Disclosure
5.1              Organization of Purchaser and HK
5.11             Purchaser or HK Employee Benefit Plans
6.3(f)           Amendments to Charter Documents
6.6              List of Protected Persons

                               LIST OF EXHIBITS

A                HK Amended and Restated Articles of Incorporation
AP               Allocation of Purchase Price
E                Employment Agreements
EA               Escrow Agreement
L                Contract and Sublease Agreements
T                Technology License Agreement

                              LIST OF ATTACHMENTS

A    List of Operating LLCs, Operating Services Companies and Operating Managers
B    List of Purchased LLCs
C    Contract and Lease Assignments

                           ASSET PURCHASE AGREEMENT

          THIS AGREEMENT dated as of November 26, 1996, is by and among Hall, Kinion & Associates, Inc. (a California corporation), TA Acquisition Corp. (a Delaware corporation), TeamAlliance Technology Partners, L.P. (a New York limited partnership), TeamAlliance Technology Partners, Inc. (a Delaware corporation), Team Visions, Inc. (a Delaware corporation), each of the Purchased LLCs the names of which are set forth on Attachment B hereto (the "Purchased
                                         ------------
LLCs"), and Richard Harmon, Mordecai Levine and Frederick Lenz.

          WHEREAS, Hall, Kinion & Associates, Inc. ("HK") is currently engaged in, among other things, the business of providing contract and temporary personnel services to clients needing supplemental employees in technical occupations;

          WHEREAS, TeamAlliance Technology Partners, L.P. (the "Operating Partnership") by itself and through the Purchased LLCs is also engaged in, among other things, the business of providing contract and temporary personnel services to clients needing supplemental employees in technical occupations (such business of the Operating Partnership and the Purchased LLCs shall be referred to as the "Business");

          WHEREAS, the Operating Partnership owns a ninety-nine percent (99%) limited liability company interest in each of the Operating LLCs the names of which are set forth on Attachment A hereto (the "Operating LLCs"), and the
                       ------------
remaining one percent (1%) limited liability company interest of each such Operating LLC not owned by the Operating Partnership is owned by TeamAlliance Technology Partners, Inc., the general partner of the Operating Partnership;

          WHEREAS, the day-to-day administration and management of the business of each Operating LLC is performed by an Operating Services Company the name of which is set forth opposite the name of each such Operating LLC on Attachment A
                                                                   ------------
hereto (the "Operating Services Companies"), and such Operating Services Companies are owned and managed by the Operating Managers whose names are set forth opposite the respective Operating Services Companies on Attachment A
                                                              ------------
(each, an "Operating Manager" and collectively, the "Operating Managers") hereto;

          WHEREAS, TA Acquisition Corporation, a Delaware corporation and newly created wholly-owned subsidiary of HK ("Purchaser") proposes to acquire designated assets and assume designated liabilities (the "Acquisition") of the Business from the Operating Partnership and the Purchased LLCs (collectively, the Operating Partnership and the Purchased LLCs shall be referred to as the "Sellers");

          WHEREAS, TeamAlliance Technology Partners, Inc., the general partner, and Team Visions, Inc., the limited partner, are all of the partners (the "Partners") of the Operating Partnership, and Richard Harmon and Mordy Levine are all of the stockholders of TeamAlliance

Technology Partners, Inc. (collectively, the "Stockholders") and Frederick Lenz is the sole stockholder of TeamVisions, Inc. (collectively, the "TV Stockholder") (collectively, the Partners, the Stockholders and the TV Stockholder shall be referred to as the "Owners"); and

          WHEREAS, following the Acquisition, the Business related to the Assets (as hereafter defined) shall be conducted through Purchaser;

          NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereby agree as follows:

                                   ARTICLE I

                               BASIC TRANSACTION

          1.1   Purchase and Sale of Assets; Description of Assets to be
                --------------------------------------------------------
Acquired.  At the Closing (as hereafter defined), subject to the terms and
--------
conditions of this Agreement and for the consideration set forth in Section 1.5 hereof, Sellers agree to convey, sell, transfer, assign, and deliver to Purchaser, and Purchaser shall purchase from Sellers, all right, title, and interest throughout the world of Sellers at the Closing in and to the assets, properties, and rights (contractual or otherwise) of the Business (except as limited in Section 1.2) of every kind, nature, and description, personal, tangible and intangible, known or unknown, wherever located, including, without limitation, the following:

                (a)  Personal Property.  All interests in machinery, equipment,
                     -----------------
leasehold improvements, furniture, computer hardware, office supplies, automobiles and other vehicles and other tangible personal property (the "Personal Property");

                (b)  Relationships.  All assignable rights to, or relating to,
                     -------------
(i) relationships with clients or customers, whether under the TeamAlliance Master Consulting Agreement or otherwise including, without limitation, clients and customers listed on Schedule 1.1(b) hereto and (ii) relationships with contractors, consultants, employees or temporary employees or other individuals or entities contracted or engaged or otherwise employed to provide permanent or temporary employment services to clients or customers, whether under the TeamAlliance Services Agreement or TeamAlliance Temporary Employment Agreement or otherwise, including, without limitation, such service providers listed on
Schedule 1.1(b) hereto;
---------------

                (c)  Contracts.  All claims and rights under all agreements,
                     ---------
contracts, contract rights, licenses, purchase and sale orders, quotations, and other executory commitments (collectively, the "Contracts"), including, without limitation, those listed on Schedule 1.1(c) hereto to the extent the rights and
                            ---------------
claims thereunder arise after the Closing and relate to goods delivered or to be delivered or to services performed or to be performed after the Closing, including, but not limited to, accounts receivable;

                (d)  Permits.  All transferable franchises, licenses, permits,
                     -------
consents, authorizations, and approvals of any federal, state, or local regulatory, administrative, or other governmental agency or body (those franchises, licenses, permits, consents, authorizations, approvals and permits are hereinafter referred to as the "Governmental Permits");

                (e)  Intellectual Property.  All trade secrets, financial
                     ---------------------
information, product plans, client and customer lists, client and customer account information (including customer payment histories), contractor and consultant and employee lists, contractor and consultant and employee work histories and account information, marketing plans and strategies, forecasts and other business information, improvements, inventions, formulas, ideas, research and development information, circuits, mask works, works of authorship, processes, computer programs, applications, algorithms, techniques, schematics, designs, plans, proposals, know-how, data, patents, patent applications, trademarks and their associate goodwill, trademark applications, copyrights and their respective moral rights, copyright applications, design rights, trade secret rights, rights with respect to mask works and other rights (including, without limitation, all rights to the names listed on Schedule 1.1(e) hereto)
                                                      ---------------
owned, used, licensed or held for use by Sellers (including, without limitation, any applications for or extensions, renewals, continuations or divisions of any of the foregoing (the "Intellectual Property")).

                (f)  Documents.  Copies of all books of account, records,
                     ---------
general ledgers, documents, sales invoices, correspondence, lists, plats, architectural plans, accounts payable and payroll records, federal and state tax returns (including schedules thereto), drawings, files, papers, studies, reports and all other papers and records (the "Records");

                (g)  Warranty Rights.  All rights, if any, under express or
                     ---------------
implied warranties from suppliers of Sellers;

                (h)  Causes of Action.  All of Seller's causes of action,
                     ----------------
judgments, and claims or demands of whatever kind or description;

                (i)  Goodwill.  All goodwill;
                     --------

                (j)  Claims.  All claims, deposits, prepayments, refunds,
                     ------
causes of action, choses in action, rights of recovery, rights of set off, and rights of recoupment;

                (k)  Real Property.  All real property interests, including
                     -------------
without limitation, leaseholds and subleaseholds therein, improvements, fixtures, and fittings thereon, and easements, rights-of-way, and other appurtenances thereto; and

                (l)  Other Properties.  Such other properties or assets as are
                     ----------------
listed on Schedule 1.1(l) hereto.
          ---------------

          The assets, properties and rights to be conveyed, sold, transferred, assigned, and delivered to Purchaser pursuant to this Section 1.1 are sometimes hereinafter collectively referred to as the "Assets."

          Notwithstanding anything to the contrary in this Agreement, to the extent that the assignment hereunder of any of the Assets shall require the consent of any other party (or in the event that any of the same shall be nonassignable), neither this Agreement nor any action taken pursuant to its provisions shall constitute an assignment or an agreement to assign if such assignment or attempted assignment would constitute a breach of any such Assets or result in the loss or diminution thereof.

          1.2   Excluded Assets.  Notwithstanding the provisions of Section 1.1
                ---------------
hereof, the Assets to be transferred to Purchaser pursuant to this Agreement shall not include the assets listed on Schedule 1.2 hereto (which shall include
                                       ------------
all of the assets of those certain Operating LLCs that are not among the Purchased LLCs) (the "Excluded Assets").

          1.3   Assumed Liabilities.  Purchaser shall neither assume nor be
                -------------------
liable for any liabilities, claims or obligations of Sellers, whether primary or secondary, direct or indirect, absolute or contingent, other than the performance obligations of Sellers arising out of or related to the following:
(a) those contracts, commitments, arrangements or understandings with its clients or customers assumed by the Purchaser (for which any required consents to such assignments have been obtained) and set forth in Schedule 1.3 hereto
                                                         ------------
(the "Listed Contracts") to the extent that the performance obligations of Seller thereunder are required to be performed after the Closing and relate to goods delivered or to be delivered or services performed to be performed after the Closing, (b) those leases set forth in Schedule 1.3 hereto to the extent
                                           ------------
that the performance obligations (for which any required consents to such assignments have been obtained) of Seller thereunder are required to be performed after the Closing and relate to the period after the Closing, and (c) the liabilities and obligations of Sellers listed on Schedule 1.3 hereto
                                                     ------------
(collectively, the "Assumed  Liabilities").

          1.4   Unassumed Liabilities.  Except for the Assumed Liabilities,
                ---------------------
Purchaser shall neither assume nor be liable for any liabilities, claims or obligations of Sellers, related to the Business or Assets or otherwise, whether primary or secondary, direct or indirect or absolute or contingent (collectively, the "Unassumed Liabilities"). Such Unassumed Liabilities shall include, without limitation, the foregoing:

                (a)  Service Provider Claims.  Any claims by employees,
                     -----------------------
Operating Managers or former Operating Managers, contractors, consultants, temporary employees or former employees, former contractors, former consultants or former temporary employees (or any other service provider or former service provider) (any of the foregoing, a "Service Provider") arising out of such Service Provider's provision of services on or before the Closing (including, without limitation, claims arising out of termination of such services or termination of any agreement, written or oral, by, between or among, or for the benefit of, such Service Provider or the Operating Partnership, the Partners, the Stockholders, the TV Stockholder, the Operating LLCs, the Operating Services Companies, or the Operating Managers prior to, or following, the Closing);

                (b)  Balance Sheet Liabilities.  Any liabilities and
                     -------------------------
obligations reflected on the September 30, 1996, combined balance sheet of the Operating Partnership and Operating LLCs, together with those not so reflected if in accordance with generally accepted accounting principles ("GAAP") they need not be so reflected, and any liabilities and obligations reflected on any financial statements of the Operating Services Companies and any liabilities and obligations of the Business incurred in the ordinary course of business between September 30, 1996, and the Closing;

                (c)  Warranty Liabilities.  Any liabilities and obligations,
                     --------------------
whether or not reserved for on the September 30, 1996, combined balance sheet of the Operating Partnership and Operating LLCs, or whether or not reserved for on any financial statements of the Operating Services Companies, with respect to any return, warranty, claim or refund or similar liabilities relating to products or services developed, licensed or sold in connection with the Business on or prior to the Closing;

                (d)  Product or Services Liabilities.  Any liabilities and
                     -------------------------------
obligations, whether or not reserved for on the September 30, 1996, combined balance sheet of the Operating Partnership and Operating LLCs, or whether or nor reserved for on any financial statements of the Operating Services Companies, for death, personal injury, other injury to persons or property damage resulting from, caused by or arising out of, directly or indirectly, the use or performance or non-performance of any of the products or services sold in connection with the Business (or any executory contract or commitment or part or component thereof), including without limitation any liabilities or obligations or failure to warn, breach of express or implied warranties or merchantability or fitness for any purpose or use, developed, licensed, sold or in connection with the Business at any time, or resulting from, caused by or arising out of, directly or indirectly, the conduct of the Business at any time prior to the Closing;

                (e)  Liabilities for Tort, Crime or Breach of Contract.  Any
                     -------------------------------------------------
liabilities and obligations, whether or not reserved for on the September 30, 1996, combined balance sheet of the Operating Partnership and Operating LLCs, or whether or nor reserved for on the financial statements of the Operating Services Companies, resulting from, caused by or arising out of, directly or indirectly, the conduct of the Business or ownership or lease of any of the Assets at any time prior to the Closing that constitutes, may constitute or is alleged to constitute a tort, breach of contract or violation of any domestic or foreign statute, law, ordinance, rule or regulation of any court or domestic or foreign statute, law, ordinance, rule or regulation of any court or domestic or foreign governmental agency, authority or instrumentality, including, without limitation, such of the foregoing as relate to employment, environmental and occupational safety and health matters;

                (f)  Liabilities Related to Business and Assets.  Any
                     ------------------------------------------
liabilities and obligations, whether or not reserved for on the September 30, 1996, combined balance sheet of the Operating Partnership and Operating LLCs, or on any financial statements of the Operating Services Companies, in respect of liabilities, claims, actions, suits, proceedings and investigations relating to or arising out of, directly or indirectly, the conduct of the Business or ownership, license or lease of any of the Assets of Sellers on or prior to the Closing, including, without limitation, such of the foregoing as are listed or described on any schedule hereto;

                (g)  Tax Liabilities.  Any liability for any foreign or federal
                     ---------------
income taxes, payroll taxes, state or local income taxes and excise and franchise taxes, or any other taxes or penalties associated with taxes, incurred or accrued in connection with the operation of the Business or the Assets on or before the Closing, together with all interests and penalties imposed with respect to such amounts and any liabilities or obligations of the Business or Sellers, whether primary or secondary, direct or indirect, absolute or contingent, that do not arise primarily out of or relate primarily to the Business or the Assets;

                (h)  Contract Liabilities.  Any performance obligation of the
                     --------------------
Business or Sellers under any contract, commitment, arrangement or understanding of any kind, oral or written, except as provided in Section 1.3 hereof with respect to the Listed Contracts; and

                (i)  Seller Employee Plans.  Any obligations arising out of or
                     ---------------------
associated with any Seller Employee Plans (as hereafter defined) relating to any Service Provider prior to and including the Closing.

          1.5   Consideration.  In consideration for the Assets and the other
                -------------
forms of consideration to be given by Sellers, and in full payment therefor, Purchaser will deliver to the Operating Partnership, or require HK to deliver, the following: (a) upon the Closing, four million one hundred and sixty-eight thousand dollars ($4,168,000) in cash payable by bank cashier's check or wire transfer, (b) upon the Closing, 52,000 shares of Common Stock of HK (the "Stock"), having the rights, preferences and privileges set forth in the Purchaser's Amended and Restated Articles of Incorporation in substantially the form attached hereto as Exhibit A (the "Restated Articles"), and (c) the
                        ---------
Subsequent Payments set forth in Section 1.6 below.

          1.6   Subsequent Payments.
                -------------------

                (a) Subject to offset by amounts due pursuant to the indemnification provisions of this Agreement as set forth in Section 8.5 hereof, Purchaser or HK shall deliver by bank cashier's check or by wire transfer to the Operating Partnership, or its assigns as provided below in the sentence following, an additional one million two hundred and fifty thousand dollars ($1,250,000) on October 31, 1997 (the "First Payment Date"). The Operating Partnership irrevocably instructs Purchaser and HK, and Purchaser and HK agree, to deliver such payments to each of TeamAlliance Technology Partners, Inc. and Team Visions, Inc. in the amount of $625,000 each.

                (b) Subject to offset by amounts due pursuant to the indemnification provisions of this Agreement as set forth in Section 8.5 hereof, Purchaser shall deliver by cashier's check or by wire transfer to the Operating Partnership, or its assigns as provided below in the sentencing following, an additional one million two hundred and fifty thousand dollars ($1,250,000) on October 31, 1998 (the "Second Payment Date"). The Operating Partnership irrevocably instructs Purchaser and HK, and Purchaser and HK agree, to deliver such payments to each of TeamAlliance Technology Partners, Inc. and Team Visions, Inc. in the amount of $625,000 each.

                (c) Subject to offset by amounts due pursuant to the indemnification provisions of this Agreement as set forth in Section 8.5 hereof, Purchaser shall deliver by bank cashier's check or by wire transfer to the Operating Partnership, or its assigns as provided below in the sentence following, an additional one million seven hundred thousand dollars ($1,700,000) on October 31, 1999 (the "Third Payment Date"). The aggregate amount payable pursuant to this Section 1.6(a), (b) and (c) shall be referred to herein as the "Aggregate Subsequent Payments." The Operating Partnership irrevocably instructs Purchaser and HK, and Purchaser and HK agree, to deliver such payments to each of TeamAlliance Technology Partners, Inc. and Team Visions, Inc. in the amount of $850,000 each.

                (d) In the event that either Richard Harmon or Mordecai Levine or both, as the case may be, voluntarily terminates his or their employment with the Purchaser, other than for Good Reason as such term is defined in the Employment Agreement attached as Exhibit E, Purchaser shall not be required to deliver fifty percent (50%) of the balance of the Aggregate Subsequent Payments payable to TeamAlliance Technology Partners, Inc. after such termination for each departed employee. Any right to receive such payment shall be forfeited and not otherwise due to TeamAlliance Technology Partners, Inc.

                (e) In the event of a dispute as to whether any post-Closing cash payments should be made pursuant to this Section 1.6, the dispute shall be submitted for binding arbitration in accordance with Section 1.8 below.

          1.7   The Closing.  Subject to termination of this Agreement as
                -----------
provided in Article IX below, the closing of the Acquisition contemplated by this Agreement shall take place at the offices of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, Palo Alto, California, on such date that the conditions of closing set forth in Article V hereof have been satisfied or waived, or such other place as the parties hereto may mutually select (the "Closing").

          1.8   Arbitration.  Any controversy pursuant to this Agreement, shall
                -----------
be finally determined by arbitration in San Francisco, California, in accordance with the then-current Commercial Arbitration Rules of the American Arbitration Association then in effect (the "Rules"), and judgment upon the award rendered by the arbitrators may be entered in any court of competent jurisdiction. For purposes of such arbitration, three arbitrators shall be chosen in accordance with the Rules. There shall be limited discovery prior to the arbitration hearing (the "Hearing") as follows: (a) exchange of witness lists and copies of documentary evidence and documents related to or arising out of the issues to be arbitrated, (b) depositions of all party witnesses, and (c) such other depositions as may be allowed by the arbitrators upon a showing of good cause. Depositions shall be conducted in accordance with the California Code of Civil Procedure. The arbitrators shall award to the prevailing party its costs and expenses (including counsel fees) of any such arbitration. Notwithstanding the amount in controversy, the Expedited Procedures as set forth in the Rules shall apply. The parties hereby agree that to the extent practicable, the Hearing shall take place within one hundred twenty (120) days of the selection of the arbitrators. The arbitration proceeding shall be conducted in confidence and no party thereto shall disclose to any other person any matters disclosed at or in connection with the hearing unless required to do so by law or pursuant to a court order.

          1.9   Allocation of Purchase Price.  The consideration given for the
                ----------------------------
Assets shall be allocated among the Assets and the noncompetition covenants herein in the manner provided for in Exhibit AP ("Allocation of Purchase Price"), which the parties
       ----------
acknowledge will be prepared by mutual agreement of the parties within sixty
(60) days of the Closing, using the allocation methods and principles required by Section 1060 of the Internal Revenue Code of 1986, as amended, (the "Code") and the Treasury Regulations promulgated thereunder; provided however, that the parties hereto shall agree prior to closing on an allocation of the purchase price to be made to the covenants not to compete and provided further, that the amount allocated to fixed assets currently described on the Operating Partnership's balance sheet as "computer equipment and furnishings" shall be no more than the amount reflected as the book value of such fixed assets on the balance sheet of the Operating Partnership at the time of closing (it being understood that the book value for such fixed assets on September 30, 1996 was $227,521). Neither Purchaser nor Sellers shall take any position inconsistent with such allocation, and any and all filings with and reports made to any Taxing authority will be consistent with that allocation.

                                  ARTICLE II

                   REPRESENTATIONS AND WARRANTIES OF SELLERS

          The Sellers hereby jointly and severally represent and warrant to Purchaser and HK that, except as set forth in a Schedule hereto, specifically referring to the applicable section of this Article II, delivered by the Sellers to Purchaser and Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, counsel to Purchaser and HK:

          2.1   Organization; Capital Structure.  In the amounts set forth
                -------------------------------
opposite their names on Schedule 2.1 hereto, Stockholders and TV Stockholder own all outstanding limited partnership interests and rights to acquire limited partnership interests of the Operating Partnership. The membership interests in the Purchased LLCs and the rights to acquire membership interests in the Purchased LLCs are owned by the persons and in the amounts set forth on Schedule
                                                                        --------
2.1 hereto.  Each of the Sellers is duly organized, validly existing and in good
---
standing under the laws under which it was organized, and has all requisite power and authority to carry on its business as now conducted. Each of the Sellers is qualified to transact business and is in good standing in each jurisdiction where its failure to qualify would have a material adverse effect on the Business or Assets. Except as set forth on Schedule 2.1 hereto, neither
                                                   ------------
the Operating Partnership nor the Purchased LLCs have granted or issued any interest or right to any profits or revenues or other economic interest with respect to such entities or the Business or Assets.

          2.2   Authority.
                ---------

                (a) Sellers have full power and authority to enter into this Agreement and the Contract and Lease Assignments set forth on Attachment C
                                                              ------------
hereto (collectively, the "Related Agreements"), to execute, deliver and perform their obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Related Agreements, the performance by Sellers of their obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary partnership action or limited liability company action on the part of Sellers, including approval by a requisite percentage in interest of each of their general partners and limited partners or members. Each of this Agreement and the Related Agreements is a legal, valid and binding obligation of Sellers, enforceable against Sellers and their general and limited partners and members in accordance with their respective terms, subject to (i) any applicable bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting the enforcement of creditors' rights generally, (ii) the discretion of a court ordering specific performance and other equitable remedies, and (iii) general principles of equity regardless of whether raised in a proceeding at law or in equity.

                (b) No consent, approval, order or authorization of, or registration, declaration of, or qualification or filing with, any court, administrative agency, commission, regulatory authority or other governmental or administrative body or instrumentality, whether domestic or foreign (a "Governmental Entity"), is required by or with respect to Sellers in connection with the execution and delivery of this Agreement and the Related Agreements by Sellers or the consummation by Sellers of the transactions contemplated hereby or thereby.

          2.3   Financial Information.  Sellers have delivered to Purchaser the
                ---------------------
unaudited and reviewed balance sheets and related statements of combined operations and cash flows prepared in connection with the operation of the Business for (i) the fiscal years ended December 31, 1993, 1994 and 1995 and
(ii) for the nine month period ended September 30, 1996 (the "Financial Statements"). The Financial Statements are complete and correct in all material respects, have been prepared on a consistent basis throughout the periods indicated and with each other and present fairly and accurately the financial condition of the Business as of the respective dates thereof and the results of operations for the periods then ended have been prepared in accordance with GAAP. All of Sellers' general ledgers, books and records are located at Sellers' principal place of business in New York.

          2.4   Liabilities.  Except as set forth on Schedule 2.4, Sellers have
                -----------                          ------------
no liabilities arising in connection with or affecting the Business or the Assets (contingent, absolute, accrued or unaccrued, liquidated or unliquidated, or otherwise) other than those reflected in the Financial Statements, or those as to which an adequate reserve therefor has been established and is adequately reflected in the Financial Statements. Except as set forth on Schedule 2.4,
                                                              ------------
there are no debts, liabilities or obligations with respect to Sellers or to which the Assets are subject, liquidated, unliquidated, accrued absolute, contingent or otherwise, in excess of $5,000 individually or in excess of $10,000 in the aggregate.

          2.5   Absence of Certain Changes and Events.  Since September 30,
                -------------------------------------
1996, there has not been in connection with or affecting the Business or the
Assets:

                (a) Any material adverse change in the financial condition, results of operation, assets, liabilities or prospects of Sellers or the Business, or any occurrence, circumstance, or in the aggregate that would result in any such material adverse change;

                (b) Any event, including, without limitation, shortage of materials or supplies, fire, explosion, accident, requisition or taking of property by any governmental agency, flood, drought, earthquake, or other natural event, riot, act of God or a public enemy, or damage, destruction, or other casualty, whether covered by insurance or not, that has had a material adverse effect on Sellers, the Business or the Assets or any such event that would have a material adverse effect on Sellers, the Business or the Assets;

                (c) Any material transaction relating to or involving Sellers, the Business, or the Assets taken as a whole which was entered into or carried out by any of Sellers other than in the ordinary course of business or in connection with this Agreement;

                (d) Any material change made by Sellers in the method of operating the Business, including, but not limited to, changes in collection practices or changes in the granting of discounts;

                (e) Any material change by Sellers in accounting or tax practices or procedure;

                (f) Any sale, lease or disposition of, or any agreement to sell, lease, or dispose of the Assets other than in the ordinary course of business and consistent with prior practice, other than in connection with this Agreement;

                (g) Any material modification, waiver, change, amendment, release, rescission, accord and satisfaction, or termination of, or with respect to, any material term, condition, or provision of any material contract, agreement, proprietary right, license, permit or other instrument to which any of Sellers, Stockholders or TV Stockholder is a party and relating to or affecting the Business or the Assets other than any satisfaction by performance in accordance with the terms thereof in the ordinary course of business and consistent with prior practice;

                (h) Any event permitting any of the Assets to be subjected to any pledge, encumbrance, security interest, lien, charge, or claim of any kind whatsoever (direct or indirect) (collectively, "Liens"), other than (a) mechanic's, materialmen's, landlord's, lessor's, carrier's, warehousemen's or similar liens incurred in the ordinary course of business or (b) liens for taxes, assessments or other governmental charges not yet due (collectively, "Permitted Liens");

                (i) Any increase in compensation or any adoption of, or increase in, any bonus, incentive compensation, pension, profit sharing, retirement, insurance, medical reimbursement or other employee benefit plan, payment or arrangement to, for, or with any of Sellers, Stockholders, or TV Stockholder, other than in the ordinary course of business;

                (j)  Except as set forth on Schedule 2.5(j), any notice
                                            ---------------
(written or unwritten) from any Service Provider earning more than $40,000 per year in base pay and commissions (a "Key Employee") of Sellers that such Key Employee has terminated, or intends to terminate, such Key Employee's service with Sellers;

                (k)  Except as set forth on Schedule 2.5(k), any material
                                            ---------------
adverse change in the Business' relationship with any vendor or contractor, or the occurrence of any condition or event with respect to any vendor, contractor or customer, that is reasonably likely to have material adverse effect on Sellers, the Business or the Assets taken as a whole;

                (l) Any waiver of any rights of material value relating to the Business or the Assets by Sellers without corresponding benefit;

                (m)  Except as set forth on Schedule 2.5(m), any disposition
                                            ---------------
or abandonment of any of Sellers' trademarks, trade names, patents, copyrights or other intellectual property rights or proprietary trade secrets or processes, necessary or incidental to the conduct of the Business; or

                (n) Any other event or condition of any character that materially adversely affects the Business or the Assets.

          2.6   Conduct of Business.  Since September 30, 1996, Sellers have
                -------------------
conducted the Business in the ordinary course thereof, consistent with past practices.

          2.7   Taxes.
                -----

                (a) Sellers have completed and duly and timely filed in correct form with the appropriate United States, state and local governmental agencies and with the appropriate foreign countries and political subdivisions thereof, all Returns (as hereinafter defined) required to be filed on or prior to the date hereof and will complete and duly and timely file in correct form with the appropriate United States, state and local governmental agencies and with the appropriate foreign countries and political subdivisions thereof, all Returns required to be filed after the date hereof. All of such Returns that have been filed were accurate and complete as filed and all of such Returns that will be filed will be accurate and complete when filed. Sellers have paid in full all Taxes (as hereinafter defined), assessments or deficiencies (A) shown to be due on those Returns that have been filed or (B) claimed to be due by any Taxing authority or otherwise due or owing, except as to such Taxes as disputed in good faith by Sellers. Sellers have made all withholdings of Tax required to be made under all applicable United States, foreign, state and local tax laws and regulations; and such withholdings have been or will be paid to the respective governmental agencies when due and to the extent not yet due have been set aside in accounts for purposes of such payment.

                (b) The Assets are not subject to any liens for Taxes, except liens for current ad valorem Taxes not yet due, and neither Purchaser nor any affiliate thereof will become directly or indirectly liable for, an no lien, claim or encumbrance will be placed upon the Assets with respect to, (A) any Taxes attributable to the ownership or use of the Assets with respect to periods prior to and including the date of Closing (other than ad valorem Taxes not yet due and payable as of the Closing) or (B) any other Taxes (regardless of whether attributable to periods prior to and including the Closing) imposed upon Sellers or attributable to the actions or activities of Sellers. There is no contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement or any exhibit or annex hereto, covering any Service

Provider that, individually or collectively, could give rise to the payment of any amount by Purchaser or its affiliates that would not be deductible pursuant to Section 280G or Section 162 of the Internal Revenue Code of 1986, as amended (the "Code"). None of the Assets consist of stock of another corporation or entity treated as such for tax purposes.

                (c) No issues have been raised (nor are any currently pending) by any Taxing authority in connection with any of the Returns. No extensions or waivers of statutes of limitations with respect to the Returns have been given by or requested from Sellers. No Returns are presently under examination and no assessments or deficiencies with respect to the Returns are presently being contested by Sellers. Sellers are not a party to or bound by (and, except for this Agreement, prior to the Closing will not become a party to or bound by) any Tax indemnity, Tax sharing or Tax allocation agreement. None of Sellers has ever been a member of an affiliated group of corporations, within the meaning of
Section 1504 of the Code, other than as a common parent corporation, and each of the subsidiaries of Sellers has never been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code. None of the assets of Sellers, directly or indirectly, secures any debt the interest on which is tax exempt under Section 103(a) of the Code. None of the assets of Sellers is "tax-exempt use property" within the meaning of Section 168(h) of the Code. None of Sellers nor any shareholder or partner or member of any of Sellers is other than a United States person within the meaning of the Code.

                (d) For federal income tax purposes and for purposes of all states in which Sellers conduct business, each of Sellers that shall be designated in this Agreement as a partnership or limited liability company has been at all times from and after formation, taxable as a partnership and not as a corporation. None of Sellers that shall be designated in this Agreement as a corporation has filed an election to be an S corporation within the meaning of the Code.

                (e)  For purposes of this Agreement:

                         (i)  "Tax" (and, with correlative meaning, "Taxes,"
"Taxable" and "Taxing") means (A) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales , use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any governmental, regulatory or administrative entity or agency responsible for the imposition of any such tax (domestic or foreign), (B) any liability for the payment of any amounts of the type described in (A) as a result of being a member of an affiliated, consolidated, combined, unitary or other group for any Taxable period and (C) any liability for the payment of any amounts of the type described in (A) or (B) as a result of any express or implied obligation to indemnify any other person.

                         (ii) The term "Returns" means all returns,
declarations, reports, statements and other documents required to be filed in respect of Taxes, and the term "Return" means any one of the foregoing Returns.

          2.8  Compliance With Law.  Sellers have complied and are in
               -------------------
compliance with all applicable federal, state and local laws, statutes, licensing requirements, rules, and regulations and judicial or administrative or zoning decisions. Sellers have been granted all licenses, permits (temporary and otherwise), authorizations, and approvals from federal, state, and local government regulatory or zoning agencies or bodies necessary to carry on the Business and maintain the Assets, all of which are currently valid and in full force and effect, other than where the failure to be valid or in full force and effect would not have material adverse effect on the Business. All transferable Governmental Permits shall be (i) transferred to Purchaser as of the Closing and
(ii) valid and in full force and effect upon the consummation of the transactions contemplated by this Agreement to the same extent as applicable to Sellers prior to the Acquisition. There is no order issued, investigation, or proceeding pending or threatened, or notice served with respect to any material violation of any law, ordinance, order, writ, decree, rule, or regulation issued by any federal, state, local, or foreign court or governmental agency or instrumentality applicable to Sellers. Sellers have valid use permits for the Business and its operations, other than those the failure of which to obtain will not have a material adverse effect on the Business.

          2.9   Proprietary Rights.
                ------------------

                (a) All Intellectual Property requiring the execution and filing with an appropriate governmental agency, including without limitation, the Patent and Trademark Office, has been so indicated in Schedule 1.1(e)
                                                          ---------------
hereto. The Intellectual Property includes all patents, patent applications, trademarks, trademark applications, trade names, copyrights and associated moral rights, copyright applications, trade secrets, information, proprietary rights and processes necessary for the Business as now conducted without any conflict with or infringement upon the rights of others. The Operating Partnership is the sole owner of all right, title and interest in and to all Intellectual Property free and clear of all liens, encumbrances, claims, rights of use and restrictions whatsoever. Except for the management agreements and service agreements between the Operating Services Companies and the Operating LLCs and the service agreements between the Operating LLCs and the consultants (copies of each of which have been delivered to counsel for the Purchaser), there are no outstanding options, licenses or agreements of any kind relating to the Intellectual Property nor are Sellers a party to any options, licenses or agreements of any kind with respect to the logo, trademark and trade name rights, software, databases, source code patents, patent rights, copyrights, trade secrets, processes and proprietary licenses, information, proprietary rights and processes of any other person or entity which relates to the Business or Assets.

                (b) Neither the Intellectual Property nor any other processes, methods, or operations employed by Sellers, now or in the past, infringes upon any proprietary rights, or intellectual property of any other person, firm, corporation, or other entity. There is not pending or, to the knowledge of Sellers, threatened any claim or litigation contesting the right of Sellers to engage in or employ any such processes, methods, operations, or the Proprietary Rights. To the knowledge of Sellers, no Service Provider at the date hereof or as of the Closing is in violation of any material term of any employment contract, proprietary information or inventions agreement, or any other contract or agreement relating to the relationship of any such Service

Provider with Sellers or, to the knowledge of Sellers, any previous employer. To Sellers' knowledge, no Service Provider as of the date hereof or as of the Closing is obligated under any contract (including licenses, covenants, or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency that would conflict with their obligation to use their best efforts to promote the interests of the Business or which would conflict with the Business as conducted or as proposed to be conducted.

          2.10  Restrictive Documents or Orders.  Except as set forth in
                -------------------------------
Schedule 2.10, Sellers are not party to or bound under any agreement, contract,
-------------
order, judgment, or decree, or any similar restriction that adversely affects
(i) the continued operation by Purchaser of the Business after the Closing on substantially the same basis as said Business was theretofore operated or (ii) the consummation of the transactions contemplated by this Agreement. Sellers are not party to or bound under, and at no time have been a party to or bound under, any franchise agreement(s).

          2.11  Contracts and Commitments.
                -------------------------

                (a)  Except as set forth in Schedule 2.11(a) hereto and except
                                            ----------------
for this Agreement, there are no agreements or contracts, whether or not in writing, to which Sellers are a party that may: (i) involve obligations (contingent or otherwise) of Sellers in excess of $10,000; (ii) involve the license of any Intellectual Property to or from Sellers; (iii) contain provisions restricting and/or affecting the development, distribution or sales of Sellers or the Business' products or services; (iv) relate to any aspect of the Business and in which any person who was or is a manager, officer or director of Sellers (or any person, firm partnership, trust or corporation affiliated with any such persons) has a material interest; (v) involve any joint venture or partnership contract or arrangement or any other agreement which has involved or is expected to involve a sharing of profits with other persons; (vi) involve any agreement containing covenants purporting to limit the freedom of Sellers to compete in any line of business or geographic area or involve the distribution of Sellers' or the Business' products or services; (vii) involve any agreement of indemnification regarding Sellers and/or the Business; (viii) establish any powers of attorney regarding Sellers and/or the Business, (ix) obligate Sellers for the repayment of borrowed money; or (x) involve any other agreement, contract or commitment which is material to Sellers as a whole (such listed contracts being referred to collectively as the "Material Contracts").

                (b)  Except as set forth on Schedule 2.11(b), Sellers have
                                            ----------------
performed all obligations to be performed by them under the terms of each Material Contract, and are not in default thereunder. No event or omission has occurred that but for the giving of notice or lapse of time or both would constitute a default by Sellers under any such Material Contract. Each such Material Contract is valid and binding on all parties thereto and in full force and effect, and to Sellers' knowledge, no other party to any of the Material Contracts is in default thereunder. Except as set forth on Schedule 2.11(b),
                                                           ----------------
Sellers have received no written or unwritten notice of any default, cancellation, or termination in connection with any such Material Contract. Except as set forth on Schedule 2.11(b), each Listed Contract, and all rights
                       ----------------
and interests of Sellers
thereunder, shall have been assigned to Purchaser at the Closing, and no consents or approvals of any third parties are required in connection with such assignments.

          2.12  Operating Condition.  To Sellers' knowledge, the Assets that
                -------------------
are necessary to operate the Business as the Business was operated by Sellers immediately prior to the Closing are, taken as a whole, in adequate and suitable condition for the purposes for which they are presently being used.

          2.13  Assets.  Except as set forth on Schedule 2.13, the Assets
                ------                          -------------
include all Intellectual Property and all of the property in which Sellers have any right, title and interest. Such Assets include all the assets necessary to operate the Business in the same manner as the Business was operated by Sellers immediately prior to the Closing. No entity affiliated with any of Sellers owns, or has any interest in, any Asset used in the operation of the Business.

          2.14  Title to the Property.  Sellers have good and marketable title
                ---------------------
to the Assets, free and clear of any Liens other than those Permitted Liens specifically identified on Schedule 2.14 hereto. By virtue of the deliveries
                           -------------
made at the Closing, Purchaser will obtain good and marketable title to the Assets, free and clear of any Liens other than the Permitted Liens specifically identified on Schedule 2.14 hereto.
              -------------

          2.15  Litigation.  Except as set forth on Schedule 2.15, Sellers
                ----------                          -------------
have not engaged in nor are they planning to engage in, nor have they received any threat of, any litigation, arbitration, investigation, or other proceeding relating to Sellers or Sellers' Service Providers, benefit plans, properties, Intellectual Property, the Business, or the Assets, licenses, permits, or goodwill of Sellers, or affecting this Agreement, the Related Agreements or the actions taken or contemplated in connection herewith and therewith, nor, to Sellers' knowledge, is there any reasonable basis therefor. Sellers represent that they are not bound by any judgment, decree, injunction, ruling or order of any court, governmental, regulatory or administrative department, commission, agency or instrumentality, arbitrator or any other person that has or could have a material adverse effect on the Business, Assets or the results of operations, prospects or financial condition of the Business or Sellers.

          2.16  No Conflict or Default.  Except as set forth on Schedule 2.16,
                ----------------------                          -------------
neither the execution and delivery of this Agreement and the Related Agreements, nor compliance with the terms and provisions hereof and thereof, including without limitation, the consummation of the transactions contemplated hereby and thereby, will violate any statute, regulation, or ordinance of any governmental or administrative authority or conflict with or result in the breach of any term, condition, or provision of the partnership agreement or limited liability company agreements under which Sellers are organized or of any agreement, deed, contract, mortgage, indenture, writ, order, decree, legal obligation, or instrument to which any of Sellers is a party or by which they or any of the Assets of Sellers are or may be bound (including, without limitation, the Material Contracts), or constitute a default (or an event which, with the lapse of time or the giving of notice, or both, would constitute a default) thereunder.

          2.17  Third Party Consents.  Except as set forth on Schedule 2.17, no
                --------------------                          -------------
consent, approval, or authorization of any person, agency or third party or on the part of Sellers is required in connection with the consummation of the transactions contemplated hereunder, including without limitation the assignment to Purchaser of the Listed Contracts.

          2.18  Labor Relations.
                ---------------

                (a)  Except as set forth on Schedule 2.18, Sellers have not
                                            -------------
failed to comply in any material respect with Title VII of the Civil Rights Act of 1964, as amended, the Occupational Safety and Health Act of 1970, as amended, all applicable federal, state, and local laws, rules, and regulations relating to employment, and all applicable laws, rules and regulations governing payment of minimum wages and overtime rates, and the withholding and payment of taxes from compensation of employees.

                (b) There are no labor disputes pending or, to the knowledge of any of Sellers, threatened between Sellers and any Service Providers or any labor union or other collective bargaining unit representing any of the Service Providers.

                (c) Sellers have never entered into a collective bargaining agreement or other labor union contract relating to the Business or applicable to the Service Providers.

                (d)  Except as set forth on Schedule 2.18, there are no oral
                                            -------------
or written employment or separation or severance agreements or benefits continuation obligations on the part of Sellers.

          2.19  Brokers' and Finders' Fees/Contractual.  Sellers represent
                --------------------------------------
that they have not taken any action that obligates Sellers to pay any fees or expenses of any broker or finder in connection with the origin, negotiation, or execution of this Agreement, the Related Agreements, or in connection with any transactions contemplated hereby or thereby. Sellers represent that they are not, nor is any agent or representative of Sellers, subject to any agreement, letter of intent, or understanding of any kind which prohibits, limits, or restricts Sellers from negotiating, entering into, and consummating this Agreement, the Related Agreements, and the transactions contemplated hereby and thereby.

          2.20  Interested Party Relationships.  Neither Sellers nor any
                ------------------------------
corporation, partnership, or other entity that, directly or indirectly, alone or together with others, controls, is controlled by, or is in common control with Sellers nor, to the Sellers' knowledge, any Service Provider, agent, or representative of Sellers who is a Service Provider at the date hereof or at the date of the Closing, has any financial interest (other than the ownership of accounts receivable or accounts payable in the ordinary course of business), direct or indirect, in any vendor, contractor or customer, or any party to any Material Contract.

          2.21  Environmental and Safety Matters.
                --------------------------------

                (a) To the knowledge of Sellers, Sellers have all material permits, licenses, approvals and registrations required to be issued under applicable federal, state and local laws, statutes and regulations relating to the protection of human health, safety, the environment and natural resources ("Environmental Laws") and, to the knowledge of Sellers, are in compliance with the material terms and conditions thereunder. To the knowledge of Sellers, Sellers are in compliance with, and to the knowledge of Sellers, there are no past or present material conditions, activities, actions or plans which may prevent compliance with, any current or past law related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the release, emission or discharge of any hazardous substance or hazardous waste ("Hazardous Substance Issues") or any material regulations, plans, judgments, injunctions or notices promulgated or approved thereunder.

                (b) To the knowledge of Sellers, Sellers have not disposed, released or threatened release of any hazardous substance or hazardous waste on, from or under the property owned or leased currently by Sellers or in the past by Sellers or any predecessor, other than those authorized by permit under federal, state and local laws. To the knowledge of Sellers, Sellers are not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety. For purposes of this Agreement, the terms "disposal," "release," "hazardous substance" and "hazardous waste" shall have the definitions assigned thereto under federal, state and local laws applicable to Sellers, the Business, the assets of Sellers and the property owned or leased by Sellers, including without limitation the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. (S)9601 et seq., as amended, and any regulations promulgated thereto,
               ------
except that "hazardous substance" and "hazardous waste" shall include all varieties of petroleum hydrocarbons, refined or unrefined.

                (c) To the knowledge of Sellers, no disposal or release of a hazardous substance has come to be located on or beneath and remain located on or beneath any of the real property owned or leased currently or in the past by Sellers or any predecessor which relates to the Business or operations of Sellers or upon which any of the property owned or leased currently by in the past by Sellers or any predecessors which relates to the Business or operations of Sellers are, or have been, held or maintained.

                (d)  Except as set forth in Schedule 2.21, to the knowledge of
                                            -------------
Sellers, Sellers currently and in the past have had in effect no arrangements for the removal, disposal, release and/or processing of waste and by-products, including any hazardous substances or hazardous waste, and there are no reports, studies and evaluations conducted by Sellers, or received by Sellers, with respect to such matters.

                (e) To the knowledge of Sellers, there is no presence, disposal, release or threatened release of any hazardous substance or hazardous waste on or under any properties adjacent to properties currently leased by Sellers.

                (f) To the knowledge of Sellers, there has been no violation of, or any administrative, judicial or regulatory proceeding pursuant to, any applicable Environmental Laws. To the knowledge of Sellers, no Claims (as hereinafter defined) have been or are currently asserted against Sellers based on any acts or failures to act prior to the Closing with respect to hazardous substances or hazardous wastes. As used herein, "Claim" shall mean any and all claims, demands, orders, causes of action, suits, proceedings, administrative proceedings, losses, judgments, decrees, debts, damages, liabilities, court costs, attorneys' fees and any other expenses incurred, assessed or sustained by or against any of Sellers in connection therewith.

          2.22  Customers.  Except as set forth on Schedule 2.22, no single
                ---------                          -------------
client or customer of Sellers has accounted for more than five percent (5%) of the total sales of the Business during the three fiscal years ended December 31, 1995, and the nine months ended September 30, 1996. No Customer has terminated its relationship with Sellers during the one (1) year period preceding the Closing, and none of such Customers has notified Sellers of an intention to terminate, or alter in any material adverse way, its relationship with Sellers. Sellers are not aware of any events or facts that would lead it to believe that any such Customer will not continue to purchase Seller's services at substantially the same level as currently purchased by such Customer.

          2.23  Employee Benefit Plans.
                ----------------------

                (a)  Schedule 2.23 lists, with respect to Sellers, any
                     -------------
subsidiary of Sellers and any trade or business (whether or not incorporated) which is treated as a single employer with any Seller (an "ERISA Affiliate") within the meaning of Section 414(b), (c), (m) or (o) of the Code, (i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), (ii) each loan to a non-officer employee in excess of $10,000, loans to officers and directors and any stock option, stock purchase, phantom stock, stock appreciation right, supplemental retirement, severance, sabbatical, medical, dental, vision care, disability, employee relocation, cafeteria benefit (Code Section 125) or dependent care (Code Section 129), life insurance or accident insurance plans, programs or arrangements, (iii) all bonus, pension, profit sharing, savings, deferred compensation or incentive plans, programs or arrangements, (iv) other fringe or employee benefit plans, programs or arrangements that apply to senior management of Sellers and that do not generally apply to all employees, and (v) any current or former employment or executive compensation or severance agreements, written or otherwise (together, the "Seller Employee Plans").

                (b) Sellers have furnished to the Purchaser a copy of each of the Seller Employee Plans and related plan documents (including trust documents, insurance policies or contracts) and have, with respect to each Seller Employee Plan which is subject to ERISA reporting requirements, provided copies of the Form 5500 reports filed for the last plan year. Any Seller Employee Plan intended to be qualified under Section 401(a) of the Code has either obtained from the Internal Revenue Service a favorable determination letter as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has applied to the Internal Revenue Service for such a determination letter prior to the expiration of the requisite period under applicable Treasury Regulations or Internal Revenue Service pronouncements in which to apply for such determination letter and to make any amendments necessary to obtain a favorable determination, or has been established under a standardized prototype plan for which an Internal Revenue Service opinion letter has been obtained by the plan sponsor and is valid as to the adopting employer. Seller has also furnished the Purchaser with the most recent Internal Revenue Service determination or opinion letter issued with respect to each such Seller Employee Plan.

                (c) (i) None of the Seller Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person; (ii) there has been no "prohibited transaction," as such term is defined in Section 406 of ERISA and Section 4975 of the Code, with respect to any Seller Employee Plan,
(iii) each Seller Employee Plan has been administered in accordance with its terms and in compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code), and Seller and each subsidiary or ERISA Affiliate have performed all material obligations required to be performed by them under, are not in any material respect in default under or violation of, and have no knowledge of any material default or violation by any other party to, any of the Seller Employee Plans; (iv) neither Seller nor any subsidiary or ERISA Affiliate is subject to any liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any of the Seller Employee Plans; (v) all material contributions required to be made by Seller or ERISA Affiliate to any Seller Employee Plan have been made on or before their due dates and a reasonable amount has been accrued for contributions to each Seller Employee Plan for the current plan years; and (vi) no Seller Employee Plan is covered by, and neither Seller nor any subsidiary or ERISA Affiliate has incurred or expects to incur any liability under Title IV of ERISA or Section 412 of the Code. With respect to each Seller Employee Plan subject to ERISA as either an employee pension plan within the meaning of Section 3(2) of ERISA or an employee welfare benefit plan within the meaning of Section 3(1) of ERISA, Sellers have prepared in good faith and timely filed all requisite governmental reports (which were true and correct as of the date filed) and have properly and timely filed and distributed or posted all notices and reports to employees required to be filed, distributed or posted with respect to each such Seller Employee Plan. No suit, administrative proceeding, action or other litigation has been brought, or to the knowledge of Sellers, is threatened, against or with respect to any such Seller Employee Plan, including any audit or inquiry by the IRS or United States Department of Labor. Neither Sellers nor other ERISA Affiliate is a party to, or has made any contribution to or otherwise incurred any obligation under, any "multiemployer plan" as defined in Section 3(37) of ERISA.

                (d) With respect to each Seller Employee Plan, Sellers have complied with (i) the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and the proposed regulations thereunder and (ii) the applicable requirements of the Family Leave Act of 1993 and the regulations thereunder.

                (e) The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or other service provider of Sellers or any other ERISA Affiliate to severance benefits or any other payment (including, without limitation, unemployment compensation, golden parachute or bonus), except as expressly provided in this Agreement, or (ii) accelerate the time of payment or vesting of any benefits, or increase the amount of compensation due any such employee or service provider.

                (f) There has been no amendment to, written interpretation or announcement (whether or not written) by Sellers or, to Sellers' knowledge, any other ERISA Affiliate, or change in participation or coverage under, any Seller Employee Plan which would materially increase the expense of maintaining such Plan above the level of expense incurred with respect to that Plan in the Financial Statements.

          2.24  Insurance.  Sellers maintain policies of insurance covering
                ---------
the Assets in types and amounts customary for similarly-sized companies engaged in similar businesses. To Sellers' knowledge, Sellers are in compliance with each of such policies such that none of the coverage provided under such policies has been invalidated, and Sellers have not received any written notice of cancellation of any such policies. Schedule 2.24 lists and describes all of
                                      -------------
Sellers' insurance policies covering the Assets in effect immediately prior to the Closing.

          2.25  Accounts Receivable.  Schedule 2.25 sets forth an aging of
                -------------------
accounts receivable of Sellers as of September 30, 1996 in the aggregate and by customer (0-30 days, 30-90 days and greater than 90 days) that corresponds to accounts receivable on the balance sheet in the Financial Statements.

          2.26  Books and Records.  The books and records of Sellers to which
                -----------------
Purchaser and its accountants and attorneys have been given access are the true books and records of Sellers and fairly reflect the underlying facts and transactions consistent with normal bookkeeping practices so as to permit the financial statements derived therefrom to be prepared in accordance with past practices.

          2.27  Complete Disclosure.  Except as set forth on Schedule 2.27, no
                -------------------                          -------------
representation or warranty by Sellers and no exhibit, schedule, statement, certificate, or other writing furnished to Purchaser pursuant to this Agreement or the Related Agreements or in connection with the transactions contemplated thereby, contains any untrue statement of a material fact or omits to state any fact necessary to make the statements contained herein and therein not materially misleading.

                                  ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS

          The Stockholders hereby jointly and severally represent and warrant to Purchaser and HK that, except as set forth in a Schedule hereto, specifically referring to the applicable section of this Article III, delivered by the Sellers to Purchaser and Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, counsel to Purchaser and HK:

          3.1   Authority.
                ---------

                (a) Stockholders have, full power and authority to enter into this Agreement and the Employment Agreements (as herein defined) (collectively, the "Related Agreements"), to execute, deliver and perform their obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. Each of this Agreement and the Related Agreements is a legal, valid and binding obligation of Stockholders enforceable against Stockholders in accordance with their respective terms, subject to (i) any applicable bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting the enforcement of creditors' rights generally, (ii) the discretion of a court ordering specific performance and other equitable remedies, and (iii) general principles of equity regardless of whether raised in a proceeding at law or in equity.

                (b) No consent, approval, order or authorization of, or registration, declaration of, or qualification or filing with, any court, administrative agency, commission, regulatory authority or other governmental or administrative body or instrumentality, whether domestic or foreign (a "Governmental Entity"), is required by or with respect to Stockholders in connection with the execution and delivery of this Agreement and the Related Agreements by Stockholders or the consummation by Stockholders of the transactions contemplated hereby or thereby.

          3.2   Assets.  No family member or entity affiliated with any of
                ------
Stockholders owns, or has any interest in, any Asset used in the operation of the Business.

          3.3  Litigation.  Stockholders are not engaged in nor are they
               ----------
planning to engage in, nor have they received any threat of, any litigation, arbitration, investigation, or other proceeding relating to Sellers or Sellers' Service Providers, benefit plans, properties, Intellectual Property, the Business, or the Assets, licenses, permits, or goodwill of Sellers, or affecting this Agreement, the Related Agreements or the actions taken or contemplated in connection herewith and therewith, nor, to Stockholders' knowledge, is there any reasonable basis therefor. Stockholders are not bound by any judgment, decree, injunction, ruling or order of any court, governmental, regulatory or administrative department, commission, agency or instrumentality, arbitrator or any other person that has or could have a material adverse effect on the Business, Assets or the results of operations, prospects or financial condition of the Business or Sellers.

          3.4   Brokers' and Finders' Fees/Contractual.  Stockholders have not
                --------------------------------------
taken any action that obligates Stockholders to pay any fees or expenses of any broker or finder in connection with the origin, negotiation, or execution of this Agreement, the Related Agreements, or in connection with any transactions contemplated hereby or thereby. Stockholders represent that neither they, nor any agent or representative of Stockholders is subject to any agreement, letter of intent, or understanding of any kind which prohibits, limits, or restricts Stockholders from negotiating, entering into, and consummating this Agreement, the Related Agreements, and the transactions contemplated hereby and thereby.

          3.5  Interested Party Relationships.  No Stockholder (nor any family
               ------------------------------
member of a Stockholder, or any corporation, partnership, or other entity that, directly or indirectly, alone or together with others, controls, is controlled by, or is in common control with Stockholder or any such family member), nor to Stockholders' knowledge, any Service Provider who is a Service Provider at the date hereof or at the date of the Closing, agent, or representative of Stockholders, has any financial interest (other than the ownership of accounts receivable or accounts payable in the ordinary course of business), direct or indirect, in any vendor, contractor or customer of the Operating Partnership, or any party to any Material Contract.

          3.6   Complete Disclosure.  No representation or warranty by
                -------------------
Stockholders, or to their knowledge, the Sellers in this Agreement, and, to their knowledge, no exhibit, schedule, statement, certificate, or other writing furnished to Purchaser pursuant to this Agreement or the Related Agreements or in connection with the transactions contemplated thereby, contains any untrue statement of a material fact or omits to state any fact necessary to make the statements contained herein and therein not materially misleading.

                                  ARTICLE IV

               REPRESENTATIONS AND WARRANTIES OF TV STOCKHOLDER

          The TV Stockholder hereby jointly and severally represent and warrant to Purchaser and HK that, except as set forth in a Schedule hereto, specifically referring to the applicable section of this Article IV, delivered by the Sellers to Purchaser and Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, counsel to Purchaser and HK:

          4.1   Authority.
                ---------

                (a) TV Stockholder have full power and authority to enter into this Agreement, to execute, deliver and perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement is a legal, valid and binding obligation of TV Stockholder enforceable against TV Stockholder in accordance with its terms, subject to (i) any applicable bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting the enforcement of creditors' rights generally, (ii) the discretion of a court ordering specific performance and other equitable remedies, and (iii) general principles of equity regardless of whether raised in a proceeding at law or in equity.


                (b) No consent, approval, order or authorization of, or registration, declaration of, or qualification or filing with, any court, administrative agency, commission, regulatory authority or other governmental or administrative body or instrumentality, whether domestic or foreign (a "Governmental Entity"), is required by or with respect TV Stockholder in connection with the execution and delivery of this Agreement by TV Stockholder or the consummation by TV Stockholder of the transactions contemplated hereby or thereby.

          4.2   Assets.  No family member or entity affiliated with TV
                ------
Stockholder owns, or has any interest in, any Asset used in the operation of the Business.

          4.3   Litigation.  TV Stockholder are not engaged in nor are they
                ----------
planning to engage in, nor have they received any threat of, any litigation, arbitration, investigation, or other proceeding relating to Sellers or any person who is a Service Provider on the date hereof, benefit plans, properties, Intellectual Property, the Business, or the Assets, licenses, permits, or goodwill of Sellers, or affecting this Agreement, or the actions taken or contemplated in connection herewith, nor, to TV Stockholder's knowledge, is there any reasonable basis therefor. TV Stockholder are not bound by any judgment, decree, injunction, ruling or order of any court, governmental, regulatory or administrative department, commission, agency or instrumentality, arbitrator or any other person that has or could have a material adverse effect on the Business, Assets or the results of operations, prospects or financial condition of the Business or Sellers.

          4.4   Brokers' and Finders' Fees/Contractual.  TV Stockholder have
                --------------------------------------
not taken any action that obligates TV Stockholder to pay any fees or expenses of any broker or finder in connection with the origin, negotiation, or execution of this Agreement or in connection with any transactions contemplated hereby. Neither TV Stockholder, nor any agent or representative of TV Stockholder, is subject to any agreement, letter of intent, or understanding of any kind which prohibits, limits, or restricts TV Stockholder from negotiating, entering into, and consummating this Agreement and the transactions contemplated hereby and thereby.

          4.5   Interested Party Relationships.  Except as disclosed in Schedule
                ------------------------------                          --------
2.11(a), neither TV Stockholder (nor any family member of TV Stockholder, or any
-------
corporation, partnership, or other entity that, directly or indirectly, alone or together with others, controls, is controlled by, or is in common control with TV Stockholder or any such family member), nor to TV Stockholder's knowledge, any agent or representative of TV Stockholder has any material financial interest (other than ownership of accounts receivable or accounts payable in the ordinary course of business), direct or indirect, in any vendor, contractor or customer of the Operating Partnership, or any party to any Material Contract.

          4.6   Complete Disclosure.  No representation or warranty by TV
                -------------------
Stockholder, and no exhibit, schedule, statement, certificate, or other writing furnished to Purchaser by TV Stockholder pursuant to this Agreement or in connection with the transactions contemplated hereby, contains any untrue statement of a material fact or omits to state any fact necessary to make the statements contained herein and therein not materially misleading.

          4.7   Knowledge Qualification.  The representations and warranties
                -----------------------
in this Article IV which are made by TV Stockholder to their knowledge shall not be deemed to imply that TV Stockholder have made any investigation to determine the accuracy thereof and Purchaser and HK acknowledge that TV Stockholder have not made any such investigation.

                                   ARTICLE V

              REPRESENTATIONS AND WARRANTIES OF PURCHASER AND HK

          Purchaser and HK hereby jointly and severally represent and warrant to Sellers that, except as set forth in a Schedule hereto specifically referring to the application section of this Article V delivered by Purchaser and HK to counsel for Sellers:

          5.1   Organization, Standing and Capital Structure.  Purchaser and HK
                --------------------------------------------
are corporations duly organized, validly existing, and in good standing under the laws of their respective state of incorporation. The capital stock of Purchaser and HK and rights to acquire such stock are held in the amounts set forth on Schedule 5.1.
         ------------

          5.2   Authorization.  Each of HK and Purchaser has full corporate
                -------------
power and authority to enter into this Agreement and the Related Agreements, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, including, without limitation, the execution and delivery of this Agreement and the Related

Agreements. Each of HK and Purchaser has taken all necessary and appropriate corporate action with respect to the execution and delivery of this Agreement and the Related Agreements. This Agreement and the Related Agreements constitute valid and binding obligations of HK and Purchaser, enforceable in accordance with their respective terms; subject to (i) any applicable bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting the enforcement of creditors' rights generally, (ii) the discretion of a court ordering specific performance and other equitable remedies, and (iii) general principles of equity regardless of whether raised in a proceeding at law or in equity.

          5.3   Financial Information.  HK has delivered to Sellers its audited
                ---------------------
financial statements for the fiscal years ended December 31, 1994 and December 31, 1995, and unaudited balance sheets and related statements of combined operations and cash flows prepared in connection with its operations for the nine month period ended September 30, 1996 (the "HK Financial Statements"). The HK Financial Statements are complete and correct in all material respects, have been prepared on a consistent basis throughout the periods indicated and with each other and present fairly and accurately the financial condition of the Business as of the respective dates thereof and the results of operations for the periods then ended have been prepared in accordance with GAAP.

          5.4   Absence of Certain Changes and Events.  Since September 30,
                -------------------------------------
1996, there has not been in connection with or affecting either Purchaser or HK:

                (a) Any material adverse change in its financial condition, results of operation, assets, liabilities or prospects, or any occurrence, circumstance, or in the aggregate that would result in any such adverse change; or

                (b) Any other event or condition of any character that materially adversely affects its business or its assets.

          5.5   Compliance with Other Instruments.  The execution and delivery
                ---------------------------------
of this Agreement and the Related Agreements by Purchaser and HK, the consummation of the transactions contemplated hereby and thereby, and the compliance with the terms hereof and thereof by Purchaser and HK do not conflict with or result in a breach of any terms of, or constitute a default under their respective charter documents or any agreement with any third party.

          5.6   Compliance With Law.  Purchaser and HK have materially complied
                -------------------
and are in material compliance with all applicable federal, state and local laws, statutes, licensing requirements, rules, and regulations and judicial or administrative or zoning decisions. Purchaser and HK have been granted all material licenses, permits (temporary and otherwise), authorizations, and approvals from federal, state, and local government regulatory or zoning agencies or bodies necessary to carry on its business, all of which are currently valid and in full force and effect, other than where the failure to be valid or in full force and effect would not have material adverse effect. There is no order issued, investigation, or proceeding pending or threatened, or notice served with respect to any material violation of any law, ordinance, order, writ, decree, rule, or regulation issued by any federal, state, local, or foreign court or governmental agency or instrumentality applicable to HK or Purchaser. Purchaser and HK have valid use permits for their respective businesses and operations, other than those the failure of which to obtain will not have a material adverse effect.

          5.7   Consents.  No consent, approval, order, or authorization or
                --------
registration, qualification, designation, declaration, or filing with any federal, state, local, or provincial governmental authority, is required in connection with the consummation of the transactions contemplated hereunder other than as contemplated herein.

          5.8   Litigation.  Neither Purchaser nor HK is engaged in or is
                ----------
planning to engage in, or has received any threat of, any material litigation, arbitration, investigation, or other proceeding relating to Purchaser's or HK's employees or consultants or former employees or consultants, benefit plans, properties, intellectual property, licenses, permits, or goodwill, or affecting this Agreement, the Related Agreements or the actions taken or contemplated in connection herewith and therewith, nor, to each of their knowledge, is there any reasonable basis therefor. Neither Purchaser nor HK is bound by any material judgment, decree, injunction, ruling or order of any court, governmental, regulatory or administrative department, commission, agency or instrumentality, arbitrator or any other person that has or could have a material adverse effect on its business, results of operations, prospects or financial condition.

          5.9   Labor Relations.
                ---------------

                (a) Neither HK nor Purchaser has failed to comply in any material respect with Title VII of the Civil Rights Act of 1964, as amended, the Occupational Safety and Health Act of 1970, as amended, all applicable federal, state, and local laws, rules, and regulations relating to employment, and all applicable laws, rules and regulations governing payment of minimum wages and overtime rates, and the withholding and payment of taxes from compensation of employees.

                (b) There are no labor disputes pending or, to the knowledge of Purchaser, threatened, between HK or Purchaser and any of their respective employees or consultants, or any labor union or other collective bargaining unit representing any of their employees or consultants.

                (c) Neither HK nor Purchaser has entered into a collective bargaining agreement or other labor union contract relating to its employees or consultants.

          5.10  Books and Records.  The books and records of Purchaser and HK
                -----------------
to which Sellers and its accountants and attorneys have been given access are the true books and records of Purchaser and HK and fairly reflect the underlying facts and transactions consistent with normal bookkeeping practices so as to permit the financial statements derived therefrom to be prepared in accordance with past practices.

          5.11  Employee Benefit Plans.
                ----------------------

                (a)  Schedule 5.11 lists, with respect to Purchaser or HK (an
                     -------------
"ERISA Affiliate") within the meaning of Section 414(b), (c), (m) or (o) of the Code, (i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), (ii) each stock option, stock purchase, phantom stock, supplemental retirement, severance, sabbatical, medical, dental, vision care, disability, employee relocation, cafeteria benefit (Code Section 125) or dependent care (Code Section 129), life insurance or accident insurance plans, (iii) all bonus, pension, profit sharing, savings, deferred compensation or incentive plans, programs, arrangements and other fringe or employee benefit plans, programs or arrangements that apply generally with respect to the plans identified in clauses (i), (ii) or (iii) to all employees (together, the "Purchaser Employee Plans").

                (b) Each of HK's and Purchaser's Employee Plans has been administered in accordance with its terms and in compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code). With respect to each Purchaser or HK Employee Plan subject to ERISA as either an employee pension plan within the meaning of
Section 3(2) of ERISA or an employee welfare benefit plan within the meaning of
Section 3(1) of ERISA, Purchaser or HK has prepared in good faith and timely filed all requisite governmental reports (which were true and correct as of the date filed) and has properly and timely filed and distributed or posted all notices and reports to employees required to be filed, distributed or posted with respect to each such Purchaser or HK Employee Plan.

          5.12  Complete Disclosure.  No representation or warranty by
                -------------------
Purchaser or HK in this Agreement, and no exhibit, schedule, statement, certificate, or other writing furnished to Sellers pursuant to this Agreement or the Related Agreements or in connection with the transactions contemplated thereby, contains any untrue statement of a material fact or omits to state any fact necessary to make the statements contained herein and therein not materially misleading.

          5.13  Taxes.  To the knowledge of HK and Purchaser, HK and Purchaser
                -----
have completed and duly filed with the appropriate United States, state and local governmental agencies and with the appropriate foreign countries and political subdivisions thereof, all tax returns and reports required to be filed; and HK and Purchaser have paid in full or adequate provision has been made on the HK Financial Statements for all taxes, interest, penalties, assessments or deficiencies shown to be due on such tax returns and reports or claimed to be due by any taxing authority, which are the obligations of HK or Purchaser, including, without limitation, those due in respect of properties, income, franchises, licenses, sales and payrolls. To the knowledge of HK and Purchaser, HK and Purchaser have made all withholdings of tax required to be made under all applicable tax regulations, and such withholdings have either been paid to the respective governmental agencies or set aside in accounts for such purpose or accrued, reserved against and entered upon the books of HK or Purchaser.

          5.14  Environmental Matters.  To the knowledge of HK and Purchaser,
                ---------------------
HK and Purchaser have obtained all federal, state and local permits, authorizations, certificates and licenses required by the Environmental Laws for the conduct of their business and the use of their properties. To HK and Purchaser's knowledge, HK and Purchaser have not breached any provision of, and are not in default in any material respect under the terms of, and have not engaged in any activity that would cause revocation or suspension of any such permits, authorizations, certificates or licenses. To the knowledge of HK and Purchaser, HK and Purchaser have not disposed, released or threatened release of any hazardous substance or hazardous waste on, from or under the property owned or leased currently by HK or Purchaser, or in the past by HK or Purchaser, other than those authorized by permit under federal, state and local laws. To the knowledge of HK and Purchaser, HK and Purchaser are not in material violation of any applicable statute, law or regulation relating to the environment or occupational health and safety.

                                  ARTICLE VI

                                   COVENANTS

          6.1   Best Efforts.  Each party hereto shall use its best efforts
                ------------
consistent with reasonable business practice to take all actions and to do all things necessary, proper and advisable to consummate the transactions contemplated by this Agreement.

          6.2   Notices and Consents.  Sellers shall use their reasonable best
                --------------------
efforts to obtain, at their expense, all such waivers, permits, consents, approvals or other authorizations from third parties and Governmental Entities, and to effect all such registrations, filings and notices with or to third parties and Governmental Entities, as may be required by or with respect to Sellers in connection with the transactions contemplated by this Agreement

          6.3   Operation of Business.  Except as contemplated by this
                ---------------------
Agreement, during the period from the date of this Agreement to the Closing, Sellers shall conduct their Business and operations only in the ordinary course of business in compliance with all applicable laws and regulations, and to the extent consistent therewith use all reasonable efforts to preserve intact their current business organization, keep their physical assets in good working condition, keep available the services of their current officers, employees, consultants and contractors, and preserve their relationships with clients, customers, suppliers and others having business dealings with them to the end that their goodwill and ongoing business dealings shall not be impaired in any material respect. Without limiting the generality of the foregoing, prior to the Closing, Sellers shall not, without the written consent of Purchaser:

                (a) issue, sell, deliver or agree to commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, interests, rights to purchase or otherwise) or authorize the issuance, sale or delivery of, or redeem or repurchase, any stock of any class or any other securities or interests or any rights, warrants or options to acquire any such stock or other securities or interests (except pursuant to the conversion or exercise of convertible securities, interests, options or warrants outstanding on the date hereof), or amend any of the terms of any such convertible securities, interests, options or warrants;

                (b) split, combine or reclassify any shares of its capital stock or interests; declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock or interests;

                (c) create, incur or assume any debt or liability not currently outstanding (including obligations in respect of capital leases), except in the ordinary course of business, assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person or entity, or make any loans, advances or capital contributions to, or investments in, any other person or entity;

                (d) enter into, adopt or amend any Seller Employee Plan or any employment or severance agreement or arrangement of the type described in
Section 2.23 or increase in any manner the compensation or fringe benefits of, or materially modify the employment terms of, its directors, officers or employees, generally or individually, or adopt or modify any other compensation plan, or pay any benefit not required by the terms in effect on the date hereof of any existing Seller Employee Plan or accelerate, or agree to accelerate the vesting of any outstanding options, warrants or benefits, except in the ordinary course of business;

                (e) acquire, sell, lease, encumber or dispose of any assets or property (including without limitation any shares or other equity interests in or securities of any subsidiary or any corporation, partnership, limited liability company, association or other business organization or division thereof), other than purchases and sales of assets in the ordinary course of business, or sales or disposition of the non-purchased limited liability companies;

                (f) amend its charter or Bylaws or limited partnership agreement or limited liability company operating agreement or any agreement by and between or among the Operating Partnership and the Purchased LLCs other than the agreement set forth in Schedule 6.3(f);
                           ---------------

                (g) change in any material respect its accounting methods, principles or practices, except insofar as may be required by a generally applicable change in GAAP;

                (h) discharge or satisfy any security interest or pay any obligation or liability other than in the ordinary course of business;

                (i) mortgage or pledge any of the Assets or subject any such Assets to any security interest;

                (j)  sell, assign, transfer or license any Intellectual
Property;

                (k) enter into, amend, terminate, take or omit to take any action that would constitute a violation of or default under, or waive any rights under, any Material Contract or agreement;

                (l) make or commit to make any capital expenditure in excess of $25,000 per item;

                (m)  hire any employee earning more than $40,000 per annum;

                (n) make any cash disbursement in excess of $25,000, other than partnership distributions and other than cash disbursements that do not result in a breach of a representation or warranty made by Sellers, Stockholders or TV Stockholder herein);

                (o)  initiate any litigation;

                (p) take any action or fail to take any action permitted by this Agreement with the knowledge that such action or failure to take action would result in (i) any of the representations and warranties of Sellers, Stockholders or TV Stockholder set forth in this Agreement becoming untrue or
(ii) any of the conditions hereunder not being satisfied;

                (q) agree in writing or otherwise to take any of the foregoing actions.

          6.4   Full Access.  Sellers shall permit HK or Purchaser, after
                -----------
reasonable notice, to have full access (at all reasonable times, and in a manner so as not to interfere with normal business operations of Sellers) to all premises, properties, financial and accounting records, contracts, other records and documents, and personnel, of or pertaining to Sellers.

          6.5   Covenants Against Disclosure.  The parties agree to maintain the
                ----------------------------
confidentiality of the terms and conditions of this Agreement, except to the extent required by law or pursuant to the public reporting obligations of HK or Purchaser or as necessary to consummate the transactions contemplated herein.
No party shall disseminate (except to the parties to this Agreement) any press release or announcement concerning the transactions contemplated by this Agreement or the Related Agreements or the parties hereto or thereto without the prior written consent of Stockholders, TV Stockholder, Sellers, Purchaser and HK, except as required under the public reporting obligations of HK or Purchaser or as required by law.

          6.6   Non-Competition.
                ---------------

                (a) Commencing as of the Closing and continuing for three (3) years thereafter, Sellers and Stockholders agree that they shall not engage, directly or indirectly, whether on their own account or as a shareholder (other than as a less than 1% shareholder of a publicly-held company), partner, member, joint venturer, employee, consultant, advisor, and/or agent, of any person, firm, corporation, or other entity, in any or all of the following activities in the United States or throughout the remainder of the world:

                     (i) Enter into or engage in the business of providing contract and temporary personnel or other employment or employee services (such business referred to herein as the "Protected Business").

                     (ii) Solicit clients, customers, suppliers, or business patronage which results in competition with the Business, or Purchaser, or any of

Purchaser's affiliates (as the term "Affiliates" is defined in Section 144(a)(1) of the Securities Act of 1933, as amended, "Affiliates") in the Protected Business;

                     (iii) Encourage or solicit any Service Provider of Purchaser, or any of Purchaser's Affiliates, employees, consultants or temporary employees or other service providers to leave the employment of, or terminate their service relationship with, Purchaser, or any of Purchaser's Affiliates for any reason;

                     (iv) Promote or assist or encourage or facilitate in any manner, financially or otherwise, any of the persons listed on Schedule 6.6 hereof to engage in any aspect of the Protected Business; or

                     (v) Promote or assist or encourage or facilitate, financially or otherwise, any person, firm, association, corporation or other entity engaged in any aspect of the Protected Business;

provided however, that until April 30, 1997, Sellers and Stockholders shall be permitted under this Agreement to continue certain minimal business activities associated with the phasing out or liquidation or disposition of the non-purchased LLCs not transferred pursuant to this Agreement (the "Continuing LLCs"), which activities shall not exceed or involve more than two to three hours per week spent by each of the Stockholders at any time following the Closing. In addition, such activities may include those provided for in Section
6.15 hereof.

                (b) Commencing as of the Closing and continuing for three (3) years thereafter, TV Stockholder agrees that he will not engage, directly or indirectly, whether on his own account or as a shareholder (other than as a less than 1% shareholder of a publicly-held company), partner, member, joint venturer, employee, consultant, advisor, and/or agent ("Directly or Indirectly"), of any person, firm, corporation, or other entity ("Person"), in any or all of the following activities in the United States or throughout the remainder of the world:

                     (i) Enter into or engage in the business of providing contract and temporary personnel or other employment or employee services (such business referred to herein as the "Protected Business"); provided that nothing herein shall be deemed to prohibit TV Stockholder from Directly or Indirectly entering into or engaging in the business of (aa) providing software or software consulting services, or (bb) as ancillary to the activities described in the preceding clause (aa), Directly or Indirectly providing contract and temporary personnel to any Person to whom TV Stockholder has Directly or Indirectly, sold, licensed, leased or otherwise provided any software or software consulting services or to any Person to whom TV Stockholder is Directly or Indirectly attempting to do so;

                     (ii) Solicit clients, customers, suppliers, or business patronage which results in competition with the Protected Business; provided that nothing herein shall be deemed to prohibit TV Stockholder from Directly or Indirectly engaging in the activities permissible under the preceding clause
(i), including the
provision of services permissible under such clause to current or future clients or customers of Sellers, Purchaser or Purchaser's Affiliates;

                     (iii) Solicit any person who at the time is a Service Provider of Purchaser or of any of Purchaser's Affiliates to leave the employment of Purchaser or of any of Purchaser's Affiliates for any reason; provided that nothing herein shall be deemed to prohibit TV Stockholder from Directly or Indirectly soliciting any such person to leave such employment if at the time TV Stockholder has no knowledge that such person is such a Service Provider; and provided further that nothing herein shall be deemed to prohibit TV Stockholder from Directly or Indirectly, advertising, publicizing, announcing or otherwise generally disclosing a desire to hire additional personnel in the ordinary course of business, so long as there is no (aa) solicitation of any specific manager, director or officer of Purchaser or any of Purchaser's Affiliates or (bb) solicitation directed only to employees of Purchaser or Purchaser's Affiliates; or

                     (iv) Hire, promote or assist or encourage or facilitate in any manner, financially or otherwise, any of the persons listed on Schedule 6.6 hereof to engage in any aspect of the Protected Business on behalf of any Person other than Purchaser or any of Purchaser's Affiliates, except as otherwise permitted above.

                (c) Without limitation, the parties agree and intend that the covenants contained in this Section 6.6 shall be deemed to be a series of separate covenants and agreements, one for each and every county of each state and political subdivision where this agreement is applicable. If, in any judicial proceeding, a court shall refuse to enforce in such action any of the separate covenants deemed included herein, then at the option of Purchaser, or its affiliates, wholly-unenforceable covenants shall be deemed eliminated from the provisions hereof for the purpose of such proceeding to the extent necessary to permit the remaining separate covenants to be enforced in such a proceeding. The parties intend to have covenants enforceable to the fullest extent of the law as to scope, time and geography.

                (d) The parties agree that due to the unique nature of the services and capabilities of Sellers, Stockholders and TV Stockholder, there can be no adequate remedy at law for any breach of their respective obligations hereunder, that any such breach may allow Sellers, Stockholders and TV Stockholder and/or third parties to unfairly compete with Purchaser or its affiliates resulting in irreparable harm to Purchaser or its affiliates, and therefore, that upon any such breach or any threat thereof, Purchaser or its affiliates shall be entitled to appropriate equitable relief in addition to whatever remedies it might have at law.

                (e) Sellers, Stockholders and TV Stockholder acknowledge, represent and warrant to Purchaser that the covenants in this Section 6.6 are reasonably necessary for the protection of Purchaser's interests under this Agreement and are not unduly restrictive upon it, her or him, and that notwithstanding any other provision of this Agreement, this Section 6.6 shall survive the Closing and shall terminate as of the third anniversary of Closing and not sooner.

          6.7   Further Assurances.  Following the Closing, Sellers,
                ------------------
Stockholders and TV Stockholder shall use their commercially reasonable efforts to obtain any consents and approvals of, or effect the notification of or filing with, each person or authority, whether private or governmental, whose consent or approval is required in order to permit the consummation of the Acquisition and the transactions contemplated hereby and to enable Purchaser to conduct and operate the Business substantially as presently conducted. Following the Closing, each party shall prepare, execute, and deliver such further instruments, and shall take or cause to be taken such other or further action, as any party shall reasonably request of any other party at any time or from time to time in order to consummate the terms and provisions of this Agreement, provided that in any such case the requesting party shall pay the reasonable out-of-pocket costs incurred by the party complying with such request. Sellers, Stockholders and TV Stockholder shall also reasonably cooperate with any audits of the Financial Statements and shall execute any such representation letters satisfactory to their respective certified public accountants with respect thereto that are reasonably requested by Purchaser or its certified public accountants.

          6.8   Advice of Changes.  For a period of one year, each of the
                -----------------
Sellers and Stockholders and TV Stockholder will promptly advise Purchaser in writing of any event occurring subsequent to the date of this Agreement that would demonstrate that their respective representations or warranties herein were untrue or inaccurate in any material respect as of the date of the Closing, provided, however, no disclosure made by Sellers or Stockholders or TV Stockholder to Purchaser pursuant to this Section 6.8 shall give rise to any liability of Sellers or Stockholders or TV Stockholder to Purchaser if made prior to the Closing. If appropriate, Sellers or Stockholders or TV Stockholder may fulfill their obligations under this Section 6.8 prior to the Closing by updating the applicable disclosure schedules attached to this Agreement and notifying Purchaser of such changes in writing.

          6.9   Employees, Bonuses and Termination Payments.
                -------------------------------------------

                (a) At or before the Closing or within fifteen days thereafter, Sellers shall pay all amounts due as of the date of the Closing to all Service Providers by way of salaries, bonuses, vacation, incentive, commission, severance or termination payments and shall pay or cause to be paid over to the appropriate Governmental Entities or other appropriate persons or entities all withheld taxes, social security and other payments accrued and payable with respect to such Service Providers through the Closing.

                (b) Sellers shall promptly provide, or use their best efforts to cause any administrator of any Seller Employee Plan to provide, to Purchaser or their designee at any time before or after the Closing, all information in the custody or control of Sellers requested by Purchaser or their designee to
(i) determine whether there have been any failures to comply with the continuation health care requirements of COBRA on or prior to the Closing, and
(ii) correct any such failures.

          6.10  Cooperation by Sellers. Sellers shall provide HK or Purchaser
                ----------------------
with (i) such assistance as may reasonably be requested by HK or Purchaser in connection with the preparation of any Return or in connection with any audit or other examination by any taxing authority or any judicial or administrative proceedings relating to liability for Taxes, (ii) any records or other information which may be relevant to any such Return, audit or examination, proceeding or determination, and (iii) any final determination of any such audit or examination, proceeding or determination that affects any amount required to be shown on any Return of the other for any period. Without limiting the generality of the foregoing, Sellers shall retain, until the applicable statute of limitations (including any extensions) have expired, copies of all Returns, supporting work schedules and other records or information which may be relevant to such Returns for all tax periods or portions thereof ending before or including the Closing and shall not destroy or otherwise dispose of any such records without first providing the Purchaser with a reasonable opportunity to review and copy the same.

          6.11  Negotiation with Others.  Until November 30, 1996, Sellers shall
                -----------------------
not (nor will they permit any of their general partners, limited partners, members, agents, representatives or affiliates to), directly or indirectly, take any of the following actions with any party other than Purchaser and its designees: (i) solicit, encourage, initiate or participate in any negotiations or discussions with respect to the admission of any additional general or limited partners or any offer or proposal to acquire all or substantially all of Sellers' business and properties whether by merger, purchase of assets or equity interest, tender offer or otherwise, or the sale, transfer or issuance of any equity interests of Sellers, (ii) disclose any information not customarily disclosed to any person concerning Sellers' business and properties or afford to any person or entity access to its properties, books or records in connection with a transaction of the type referred to in clause (i), or (iii) assist or cooperate with any person to make any proposal to consummate a transaction of the type referred to in clause (i). In the event Sellers shall receive any offer or proposal, directly or indirectly, of the type referred to in clause (i) or
(iii) above, or any request for disclosure or access pursuant to clause (ii) above, it shall immediately inform Purchaser as to any such offer or proposal and will cooperate with Purchaser by furnishing any information with respect to such offer or proposal it may reasonably request.

          6.12  Termination of the Continuing LLCs.  Sellers shall use their
                ----------------------------------
best efforts to terminate existing contracts and relationships with the non-purchased LLCs by no later than April 30, 1997. Sellers further covenant to terminate prior to Closing any agreements of the Operating Services Companies and Purchased LLCs.

          6.13  Payment of Taxes.  Except as to such Taxes as may be disputed
                ----------------
in good faith, Sellers will pay in full when due all Taxes imposed upon Sellers or with respect to its assets arising from any periods prior to and including the Closing, whether due before or after the date hereof. For federal and state income tax purposes, each of Sellers that shall be designated in this Agreement as a partnership or limited liability company will continue to be at all times through the day of the Closing, taxable as a partnership and not as a corporation.

          6.14  Guaranty by HK.  HK hereby guarantees the complete and timely
                --------------
performance by Purchaser of Purchaser's obligations hereunder and guarantees the accuracy of the representations and warranties made by Purchaser herein.

          6.15  Facilities Agreement and Non-Exclusive Trademark License.  From
                --------------------------------------------------------
the Closing until April 30, 1997, Purchaser and HK shall (i) allow, on an as-needed basis, the assignment of up to two employees and the use of Purchaser's equipment, including the use of certain back office software related to invoicing and purchasing and the resume management program and the data contained therein only as it relates to TeamAlliance Connecticut, LLC, in the New York office to be used for the phasing out, liquidation or other disposition (i.e. winding down) of the Continuing LLCs by the Operating Partnership and (ii) grant the Operating Partnership a limited, non-exclusive, non-transferable technology license in the form attached hereto as Exhibit T (the "Technology License"); provided, however, that Sellers agree that they shall reimburse Purchaser or HK for any monies paid to the employees referred to in clause (i) above for services rendered to the Operating Partnership pursuant to the foregoing clause (i).

                                  ARTICLE VII

                      CONDITIONS PRECEDENT TO OBLIGATIONS

          7.1   Conditions to Obligations of Purchaser and HK.  Each and every
                ---------------------------------------------
obligation of Purchaser and HK to be performed at the Closing shall be subject to the satisfaction as of on or before the Closing of the following conditions (unless waived in writing by Purchaser and HK):

                (a) The representations and warranties of Sellers, Stockholders and TV Stockholder are true on the date of the Closing, and Sellers, Stockholders and TV Stockholder shall be in compliance with all covenants required to be complied with as of the Closing.

                (b) The approval of the Acquisition and all transactions contemplated by this Agreement by the general and limited partners and members and stockholders of Sellers, in accordance with applicable laws and regulatory requirements.

                (c) The Closing shall have occurred on or before November 30, 1996.

                (d) An opinion of counsel for Sellers, satisfactory to Purchaser, as to matters usual in an acquisition transaction of this type.

                (e) Completion of a "due diligence" investigation by Purchaser and representatives of Purchaser, the results of which are satisfactory to Purchaser in Purchaser's sole discretion and which, inter alia, revealed no
                                                    ----------
material adverse conditions or material adverse changes in Sellers or the Assets prior to the Acquisition.

                (f) The obtaining of all material consents and approvals required under Sellers' limited partnership agreements, limited liability company operating agreements, charter documents or any other outstanding contracts of Sellers, under applicable law, or otherwise, and the making of all material or significant filings which are necessary or which Purchaser or HK deems appropriate in connection with the Acquisition.

                (g) Sellers shall have obtained all consents and approvals required to consummate the transactions contemplated by this Agreement and the Related Agreements, unless otherwise waived by mutual agreement.

                (h) There shall be no pending or threatened lawsuit challenging the Acquisition, the Agreement, the Related Agreements or the transactions contemplated hereby and thereby, by any body or agency of the federal, state, or local government or by any third party, and the consummation of the Acquisition shall not have been enjoined by a court of competent jurisdiction as of the Closing.

                (i) Purchaser shall have received evidence (in the form of UCC-3 termination statements and a recent UCC-1 financing statement search), at or prior to the Closing, satisfactory to it of Sellers' title to all of the Assets and Sellers' right to fully convey all such Assets described herein free and clear of all Liens, other than the Permitted Liens specifically identified on
Schedule 2.14.

                (j) Sellers, Stockholders and TV Stockholders shall have delivered to Purchaser a certificate executed by each of them, dated the date of the Closing, to the effect that the conditions set forth in subsections (a) and
(b) of this Section 7.1 have been satisfied.

                (k) The form and substance of all certificates, instruments, opinions, and other documents delivered or to be delivered to Purchaser under this Agreement shall be satisfactory to Purchaser and its counsel in all reasonable respects.

                (l) Purchaser shall have received fully executed copies of the Related Agreements.

                (m) Purchaser and each of Richard Harmon and Mordecai Levine shall have entered into an Employment Agreement, dated as of the date hereof, in the forms attached hereto as Exhibit E.
                             ---------

                (n) Purchaser and Sellers shall have entered into the Contract and Sublease Agreements dated as of the Closing in the form attached hereto as Exhibit L or such form as may be reasonably satisfactory to HK and the Sellers'
---------
landlord.

                (o) There shall have occurred no material adverse change in the financial condition, the Business or the Assets or properties of Sellers which materially and adversely affects the conduct of the Business as presently being conducted, or the financial condition of Sellers since the date of the Financial Statements.

                (p) Sellers shall have provided Purchaser with all clearance certificates or similar documents which may be required by any state taxing authority in order to relieve Purchaser of any obligation to withhold any consideration hereunder to satisfy or be applied to any Tax obligation. Sellers shall furnish Purchaser an affidavit stating, under penalties of perjury, each of Sellers' United States taxpayer identification number and that none of the Sellers is a foreign person pursuant to Section 1445(b)(2) of the Code.

                (q) Sellers, Stockholders, TV Stockholder, HK, Purchaser and an escrow agent ("Escrow Agent") reasonably acceptable to Sellers, Stockholders, TV Stockholder,

HK and Purchaser shall have entered into an escrow agreement ("Escrow Agreement") in the form attached hereto as Exhibit EA.
                                           ----------

          7.2   Conditions to Obligations of Sellers.  Each and every obligation
                ------------------------------------
of Sellers, Stockholders and TV Stockholder to be performed at the Closing shall be subject to the satisfaction as of or before such time of the following conditions (unless waived in writing by Sellers, Stockholders and TV Stockholder):

                (a) The representations and warranties of Purchaser and HK are true on the date of the Closing, and Purchaser and HK shall be in compliance with all covenants required to be complied with as of the Closing.

                (b) Purchaser shall have obtained all consents and approvals (including consents from governmental authorities) required to consummate the transactions contemplated by this Agreement and the Related Agreements.

                (c) Purchaser and HK shall have delivered to Sellers a certificate executed by each of them, dated the date of the Closing, to the effect that the conditions set forth in subsections (a) and (b) of this Section
7.2 have been satisfied.

                (d) There shall be no pending or threatened lawsuit challenging the Acquisition, the Agreement, the Related Agreements or the transactions contemplated hereby and thereby, by any body or agency of the federal, state, or local government or by any third party, and the consummation of the transaction shall not have been enjoined by a court of competent jurisdiction as of the Closing.

                (e) The form and substance of all certificates, instruments, assumptions, opinions, and other documents delivered or to be delivered to Sellers under this Agreement shall be satisfactory to Sellers and its counsel in all reasonable respects.

                (f) Sellers shall have received fully executed copies of each of the Related Agreements to which he, she or it is a party.

                (g) An opinion of counsel for Purchaser and HK, satisfactory to Sellers, as to matters usual in an acquisition transaction of this type.

                (h) Purchaser and each of Richard Harmon and Mordecai Levine shall have entered into an Employment Agreement, dated as of the date hereof, in the forms attached hereto as Exhibit E.
                             ---------

                (i) There shall have occurred no material adverse change in the financial condition, the business of Purchaser or HK which adversely affects the conduct of the its business as presently being conducted, or the financial condition of Purchaser or HK since September 30, 1996.

                (j) Completion of "due diligence" investigation by Sellers, Stockholders and their representatives, the results of which are satisfactory to Sellers in their sole discretion and which, inter alia, reveal no material adverse conditions or material adverse changes in HK or Purchaser prior to the Closing.

                (k) Purchaser shall have delivered to Sellers an agreement assuming the Assumed Liabilities in form and substance reasonably satisfactory to Sellers.

                (l)  Purchaser shall have executed the Technology License.

                                 ARTICLE VIII

                                INDEMNIFICATION

          8.1   Survival of Representations and Warranties.
                ------------------------------------------

                (a) Notwithstanding any investigation conducted at any time with regard thereto by or on behalf of any party, all representations and warranties of Sellers, Stockholders, TV Stockholder and Purchaser and HK shall survive the Closing hereunder for a period of three years following the Closing, except for the representations set forth in Section 2.7 hereof which shall survive until the applicable respective statute of limitations for such claims by the respective taxing authorities shall have expired.

                (b) As used in this Article VIII, except as otherwise indicated in this Article VIII, any reference to a representation or warranty in any section of this Agreement shall include the schedule relating to such section.

          8.2   Indemnification of Purchaser.
                ----------------------------

                (a) Sellers, Stockholders and TV Stockholder hereby agree, severally, to indemnify and hold harmless Purchaser and its affiliates against any and all losses, liabilities, damages, demands, claims, suits, actions, judgments, causes of action, assessments, costs, and expenses, including, without limitation, interest, penalties, reasonable attorneys' fees, any and all expenses incurred in investigating, preparing, and defending against any litigation, commenced or threatened, and any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation (collectively, "Purchaser Damages"), asserted against, resulting from, imposed upon, or incurred by Purchaser or its affiliates directly or indirectly, as a result of or arising from any inaccuracy in or breach or nonfulfillment of any of the representations, warranties, covenants, or agreements made by Sellers in this Agreement or any facts or circumstances constituting such an inaccuracy, breach, or nonfulfillment (all of which shall also be referred to as "Identifiable Claims"), including, without limitation, the following:

                     (i) Any liabilities, indebtedness or obligations of Sellers, Stockholders or TV Stockholder sought to be imposed on Purchaser, whether such liabilities or obligations are contingent or otherwise or direct or indirect, in existence on or prior to the

Closing or otherwise or based on any events, facts, or circumstances in existence prior to or in connection with the Acquisition or in connection with or arising from any activities or the operations of Sellers (collectively, the "Liabilities"), which Liabilities relate to any services rendered or products or goods sold or transferred, or to any omission with respect thereto, by Sellers prior to the Closing;

                    (ii) Liabilities imposed on Purchaser or any of its affiliates as a result of, arising from or related to, directly or indirectly, any handling, discharge, disposal, release, or storage of any hazardous or toxic substances, wastes or materials by any of Sellers or any predecessor of Sellers or any other third party with respect to any of the properties owned, occupied or leased by Sellers occurring prior to the Closing; and

                   (iii) Any Liabilities of Sellers imposed upon HK or Purchaser as transferee of the Assets other than those expressly assumed in
Section 1.3 hereof or Schedule 1.3 hereto, including, without limitation, any Liability arising out of obligations to the Operating LLCs, Sellers' Service Providers (including, without limitation, any obligations under any employee benefit, profit sharing, or pension or welfare plan) or out of Sellers' status as employer or otherwise relative to such Service Providers.

                (b) Stockholders hereby agree, severally, to indemnify and hold harmless HK and Purchaser and its Affiliates against any and all Purchaser Damages, asserted against, resulting from, imposed upon, or incurred by Purchaser or its Affiliates directly or indirectly, as a result of or arising from any inaccuracy in or breach or nonfulfillment of any of the representations, warranties, covenants, or agreements made by Stockholders in this Agreement or any facts or circumstances constituting such an inaccuracy, breach, or nonfulfillment (all of which shall also be referred to as "Identifiable Claims").

                (c) TV Stockholder hereby agree, severally, to indemnify and hold harmless HK and Purchaser and its Affiliates against any and all Purchaser Damages, asserted against, resulting from, imposed upon, or incurred by HK and Purchaser or its Affiliates directly or indirectly, as a result of or arising from any inaccuracy in or breach or nonfulfillment of any of the representations, warranties, covenants, or agreements made by TV Stockholder in this Agreement or any facts or circumstances constituting such an inaccuracy, breach, or nonfulfillment (all of which shall also be referred to as "Identifiable Claims").

          8.3   Indemnification of Sellers, Stockholders and TV Stockholder.
                -----------------------------------------------------------
Purchaser and HK hereby agree, severally, to indemnify and hold harmless the Sellers, Stockholders and TV Stockholder against any and all losses, liabilities, damages, demands, claims, suits, actions, judgments, causes of action, assessments, costs, and expenses, including, without limitation, interest, penalties, reasonable attorneys' fees, any and all expenses incurred in investigating, preparing, and defending against any litigation, commenced or threatened, and any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation (collectively, "Sellers Damages"), asserted against, resulting from, imposed upon, or incurred or suffered by Sellers, Stockholders or TV Stockholder directly or indirectly, as a result of or arising from (i) any inaccuracy in or breach or nonfulfillment of any of the representations, warranties, covenants, or agreements made by Purchaser or HK in this Agreement or any facts or circumstances constituting such an inaccuracy, breach, or nonfulfillment,
(ii) the operation of the Business by Purchaser or HK after the Closing or (iii) any liabilities, indebtedness or obligations of HK or Purchaser sought to be imposed on Sellers, whether such liabilities or obligations are contingent or otherwise or direct or indirect, based on any events, facts, or circumstances in existence following the Acquisition or in connection with or arising from any activities or the operations of HK or Purchaser (collectively, the "Liabilities"), which Liabilities relate to any services rendered or products or goods sold or transferred, or to any omission with respect thereto, by HK or Purchaser after the Closing (all of which shall be referred to as "Identifiable Claims").

          8.4   Procedure for Indemnification with Respect to Third-Party
                ---------------------------------------------------------
                Claims.
                ------

                (a) If Purchaser or its Affiliates or Sellers or Stockholders or TV Stockholder (the party seeking such indemnification hereinafter referred to as the "Indemnified Party" and the party against whom such indemnification is sought is hereinafter referred to as the "Indemnifying Party") determines to seek indemnification under this Article VIII with respect to Identifiable Claims resulting from the assertion of liability by third parties, the Indemnified Party shall give notice to the Indemnifying Parties within 30 days of the Indemnified Party becoming aware of any such Identifiable Claim or of facts upon which any such Identifiable Claim will be based; the notice shall set forth such material information with respect thereto as is then reasonably available to the Indemnified Party. In case any such liability is asserted against the Indemnified Party or its affiliates, and the Indemnified Party notifies the Indemnifying Parties thereof, the Indemnifying Parties will be entitled, if such Indemnifying Parties so elect by written notice delivered to the Indemnified Party within 30 days after receiving the Indemnified Party's notice, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party (and if such Indemnifying Parties so assume such defense, such Indemnified Parties or affiliates thereof shall not compromise or settle such Identifiable Claim without the prior consent of the Indemnifying Party). Notwithstanding the foregoing, (i) the Indemnified Party or its affiliates shall also have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party, and (ii) the rights of the Indemnified Party or its affiliates to be indemnified hereunder in respect of Identifiable Claims resulting from the assertion of liability by third parties shall not be adversely affected by their failure to give notice pursuant to the foregoing unless, and, if so, only to the extent that, such Indemnifying Parties are materially prejudiced thereby; provided, however, the Indemnifying Party shall not be liable for attorneys fees and expenses incurred by the Indemnified Party prior to the Indemnified Party's giving notice to the Indemnifying Party of an Identifiable Claim. With respect to any assertion of liability by a third party that results in an Identifiable Claim, the parties hereto shall make available to each other all relevant information in their possession material to any such assertion.

                (b) The Indemnified Party will cooperate in the defense of any Identifiable Claim and will provide full access to documents, assets, properties, books and records and will make available all officers, directors and employees for investigation, depositions and trial.

                (c) In the event that such Indemnifying Parties, within 60 days after receipt of the aforesaid notice of an Identifiable Claim, fail to assume the defense of the Indemnified Party or its affiliates against such Identifiable Claim, the Indemnified Party or its affiliates shall have the right to undertake the defense, compromise, or settlement of such action on behalf of and for the account, expense, and risk of such Indemnifying Parties.

                (d) Notwithstanding anything in this Article VIII to the contrary, if there is a reasonable probability that an Identifiable Claim may materially adversely affect the Indemnified Party or its affiliates, the Indemnified Party or its affiliates shall have the right to participate in such defense, compromise, or settlement and such Indemnifying Parties shall not, without the Indemnified Party's written consent (which consent shall not be unreasonably withheld), settle or compromise any Identifiable Claim or consent to entry of any judgment in respect thereof unless such settlement, compromise, or consent includes as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party of a release from all liability in respect of such Identifiable Claim.

          8.5   Procedure For Indemnification with Respect to Non-Third Party
                -------------------------------------------------------------
Claims. In the event that the Indemnified Party asserts the existence of an
------
Identifiable Claim giving rise to Purchaser Damages or Sellers Damages, as applicable (but excluding claims resulting from the assertion of liability by third parties), it shall give written notice to the Indemnifying Parties. Such written notice shall state that it is being given pursuant to this Section 8.5, specify the nature and amount of the Identifiable Claim asserted and indicate the date on which such assertion shall be deemed accepted and the amount of Identifiable Claim deemed a valid Identifiable Claim (such date to be established in accordance with the next sentence). If such Indemnifying Parties, within 60 days after the mailing of notice by the Indemnified Party, shall not give written notice to the Indemnified Party announcing its intent to contest such assertion of the Indemnified Party, such assertion shall be deemed accepted and the amount of claim shall be deemed a valid Identifiable Claim. In the event, however, that such Indemnifying Parties contest the assertion of an Identifiable Claim by giving such written notice to the Indemnified Party within said period, then the parties shall act in good faith to reach agreement regarding such claim. If the parties hereto, acting in good faith, cannot reach agreement with respect to such claim within ten (10) days after notice thereof, such Identifiable Claim will be settled or resolved pursuant to Section 1.8 hereof. To the extent that there are any Identifiable Claims outstanding on any Payment Date under Section 1.6, Purchaser shall deposit that portion of the Aggregate Subsequent Payments equal to the amount of the Identifiable Claim by the Indemnified Party into an escrow account pursuant to the terms of the Escrow Agreement to the extent not previously deposited; provided, however, that as to
(i) an Identifiable Claim described in Section 8.2(b), Purchaser may make such deposit only from that portion of the Aggregate Subsequent Payments payable to TeamAlliance Technology Partners, Inc., (ii) an Identifiable Claim described in
Section 8.2(c), Purchaser may make such deposit only from that portion of the Aggregate Subsequent Payments payable to Team Visions, Inc., and (iii) an Identifiable Claim described in Section 8.2(a), Purchaser may first make such deposit only from that portion of the Aggregate Subsequent Payments payable to TeamAlliance Technology Partners, Inc. and if such Identifiable Claim exceeds the Aggregate Subsequent Payments payable to TeamAlliance Technology Partners, Inc., Purchaser may then make an additional deposit to the extent of such excess from that portion of the Aggregate Subsequent Payments payable to Team Visions, Inc.; provided further, however, that in no event shall deposits under this Section 8.5 from that portion of the Aggregate Subsequent Payments payable to (i) Team Visions, Inc. exceed the lesser of $1,000,000 in the aggregate or 20% of Purchaser Damages (to the extent not previously deposited) and (ii) TeamAlliance Technology Partners, Inc. exceed 80% of Purchaser Damages (to the extent not previously deposited).

          8.6   Threshold Determination of and Limitations on Indemnification.
                -------------------------------------------------------------
Notwithstanding anything in this Article VIII to the contrary, (a) Sellers, Stockholders and TV Stockholder shall not be under any obligations of indemnity with respect to HK or Purchaser, and Purchaser or HK shall not be under any obligations to Sellers, Stockholders or TV Stockholder until such time as HK and Purchaser, or Sellers or Stockholders or TV Stockholder, respectively, have incurred Damages in the aggregate in excess of $25,000, for which HK and Purchaser, or Sellers or Stockholders or TV Stockholder, respectively, would have been entitled to be indemnified against but for the provisions of this
Section 8.6, (b) in no event shall the aggregate liability of Sellers and Stockholders for Purchaser Damages exceed the lesser of $4,000,000 or 80% of Purchaser Damages, (c) in no event shall the aggregate liability of TV Stockholder for Purchaser Damages exceed the lesser of $1,000,000 or 20% of Purchaser Damages, and (d) in no event shall the aggregate liability of HK and Purchaser for Sellers, Stockholders' and TV Stockholder's Damages (other than damages as a result of or arising from a breach of Sections 1.5 or 1.6) exceed $5,000,000.

                                  ARTICLE IX

                                  TERMINATION

          9.1   Termination by Mutual Consent.  At any time prior to the
                -----------------------------
Closing, this Agreement may be terminated as provided below:

                (a) HK, Purchaser, Sellers, the Stockholders and TV Stockholder may terminate this Agreement by mutual written consent;

                (b) Purchaser may terminate this Agreement if (i) there has been a material breach of any representation, warranty or covenant of Sellers, Stockholders or TV Stockholder set forth herein, which breach is not curable or, if curable, is not cured within 10 days after written notice of such breach is given by Purchaser to Sellers or Stockholders or TV Stockholder, as applicable;

                (c) Sellers, Stockholders and TV Stockholder may terminate this Agreement if (i) there has been a material breach of any representation, warranty or covenant of Purchaser set forth herein, which breach is not curable or, if curable, is not cured within 10 days after written notice of such breach is given by Sellers, Stockholders or TV Stockholder to Purchaser;

                (d) Purchaser may terminate this Agreement by giving written notice to Sellers if the Closing shall not have occurred on or before November 30, 1996 by reason of the failure of any condition precedent under Section 7.1 or 7.2 hereof (unless the failure results primarily from a breach by Purchaser of any representation, warranty or covenant contained in this Agreement); or

                (e) Sellers, Stockholders or TV Stockholder may terminate this Agreement by giving written notice to Purchaser if the Closing shall not have occurred on or before November 30, 1996 by reason of the failure of any condition precedent under Section 7.1 or 7.2 hereof (unless the failure results primarily from a breach by Sellers, Stockholders or TV Stockholder of any representation, warranty or covenant contained in this Agreement).

          9.2   Effect of Termination.  If any party terminates this Agreement
                ---------------------
pursuant to Section 9.1, all obligations of the parties hereunder shall terminate without any liability of any party to any other party (except for any liability of any party for breaches of this Agreement).

                                   ARTICLE X

                           MISCELLANEOUS PROVISIONS

          10.1  Notice.  All notices and other communications required or
                ------
permitted under this Agreement shall be delivered to the parties at the address set forth below, or at such other address that they designate by notice to all other parties in accordance with this Section 10.1. Any party delivering notice to HK or Purchaser shall deliver a copy to: Hall Kinion & Associates, Inc.,
Attn: Brenda Hall, 5300 Stevens Creek Blvd., Suite 320, San Jose, California 95129 and to Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, 600 Hansen Way, Second Floor, Palo Alto, California 94304, Attn: Scott C. Dettmer, Esq. Any party delivering notice to Sellers, TV Stockholder and/or Frederick Lenz shall deliver a copy to: Seyfarth, Shaw, Fairwearther & Geraldson, 900 Third Avenue, New York, New York 10022, Attn: Abraham M. Stanger, Esq. and to Oberstein, Kibre & Horwitz, 1999 Avenue of the Stars, Los Angeles CA 90067,
Attn: Norman Oberstein. All notices and communications shall be deemed to have been received unless otherwise set forth herein: (i) in the case of personal delivery, on the date of such delivery; (ii) in the case of telex or facsimile transmission, on the date on which the sender receives confirmation by telex or facsimile transmission that such notice was received by the addressee, provided that a copy of such transmission is additionally sent by mail as set forth in
(iv) below; (iii) in the case of overnight air courier, on the second business day following the day sent, with receipt confirmed by the courier; and (iv) in the case of mailing by first class certified or registered mail, postage prepaid, return receipt requested, on the fifth business day following such mailing.

          10.2  Entire Agreement.  This Agreement, the exhibits and schedules
                ----------------
hereto, and the documents referred to herein embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings, oral or written, relative to said subject matter. The parties acknowledge and agree that each is relying solely on the representations and warranties contained herein and therein and the schedules, exhibits, and other materials specifically referred to herein, in determining whether to enter into this Agreement and the Related Agreements to which each is a party.

          10.3  Binding Effect; Assignment.  This Agreement and the various
                --------------------------
rights and obligations arising hereunder shall inure to the benefit of and be binding upon Sellers, Stockholders, TV Stockholder their respective successors and permitted assigns, and HK and Purchaser and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be transferred or assigned (by operation of law or otherwise) by any of the parties hereto without the prior written consent of the other parties, except for transfers and assignments with respect to applicable laws of descent and distribution and except that HK's and Purchaser's rights hereunder may be assigned in connection with a merger of HK or Purchaser with or into each other or into a third party or a sale of all or substantially all of HK's or Purchaser's assets.

          10.4  Captions.  The article and section headings of this Agreement
                --------
are inserted for convenience only and shall not constitute a part of this Agreement in construing or interpreting any provision hereof.

          10.5  Expenses of Transaction; Taxes.  Sellers shall pay in full all
                ------------------------------
professional fees and expenses incurred by Sellers and the Business in connection with this Agreement and the Related Agreements, and the transactions contemplated hereby and thereby. HK and Purchaser shall pay in full all professional fees and expenses incurred by HK and Purchaser in connection with this Agreement and the Related Agreements, and the transactions contemplated hereby and thereby. Sellers shall pay all applicable sales, use, excise, transfer, documentary and any other similar taxes or arising out of the purchase and sale of the Assets.

          10.6  Waiver; Consent.  This Agreement may not be changed, amended,
                ---------------
augmented, or discharged (other than by performance), in whole or in part, except by a writing executed by the parties hereto, and no waiver of any of the provisions or conditions of this Agreement or any of the rights of a party hereto shall be effective or binding unless such waiver shall be in writing and signed by the party claimed to have given or consented thereto. Except to the extent that a party hereto may have otherwise agreed in writing, no waiver by that party of any condition of this Agreement or breach by the other party of any of its obligations or representations hereunder or thereunder shall be deemed to be a waiver of any other condition or subsequent or prior breach of the same or any other obligation or representation by the other party, nor shall any forbearance by the first party to seek a remedy for any noncompliance or breach by the other party be deemed to be a waiver by the first party of its rights and remedies with respect to such noncompliance or breach.

          10.7  Third-Party Beneficiaries.  Except as otherwise expressly
                -------------------------
provided for in this Agreement, nothing herein, expressed or implied, is intended or shall be construed to confer upon or give to any person, firm, corporation, or legal entity, other than the parties hereto, any rights, remedies, or other benefits under or by reason of this Agreement.

          10.8  Counterparts and Facsimiles.  This Agreement may be executed
                ---------------------------
simultaneously in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. All signatures may be delivered by facsimile which shall be as binding as if an original. All facsimile signatures shall be followed by an exchange of original signatures as soon as possible thereafter.

          10.9   Severability.  If one or more provisions of this Agreement are
                 ------------
held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          10.10  Incorporation of Exhibits and Schedules.  The exhibits and
                 ---------------------------------------
schedules and recitals identified in this Agreement are incorporated herein by reference and made a part hereof.

          10.11  Governing Law.  This Agreement shall in all respects be
                 -------------
construed in accordance with and governed by the laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York.

          IN WITNESS WHEREOF, the parties hereto have caused this Asset Purchase Agreement to be executed as of the day and year first above written.

HALL, KINION &
ASSOCIATES, INC.


By: /s/ Brenda C. Hall/Paul H. Bartlett
   ------------------------------------
Its:  CEO / PRES.


TEAMALLIANCE TECHNOLOGY PARTNERS, L.P.


   /s/ Teamalliance Technology Partners, Inc.
By:__________________________________________

    General Partner, By Richard Harmon
Its:_________________________________________

    President
Its:_________________________________________


TEAMALLIANCE TECHNOLOGY PARTNERS, INC.

   /s/ Richard Harmon
By:_________________________

    President
Its:________________________


TEAM VISIONS, INC.

   /s/ Dr. Frederick Lenz
By:_________________________

    President
Its:________________________

/s/ Richard Harmon
____________________________
Richard Harmon

/s/ Mordecai Levine
____________________________
Mordy Levine

/s/ Frederick Lenz
____________________________
Frederick Lenz

TEAMALLIANCE CHICAGO, L.L.C.


By: /s/ Richard Harmon
   ---------------------------
Its:  President
    --------------------------


TEAMALLIANCE COLORADO, L.L.C.


By: /s/ Richard Harmon
   ---------------------------
Its:  President
    --------------------------


TEAMALLIANCE HOUSTON, L.L.C.


By: /s/ Richard Harmon
   --------------------------
Its:  President
    --------------------------


TEAMALLIANCE ORLANDO-JACKSONVILLE, L.L.C.


By: /s/ Richard Harmon
   --------------------------
Its:  President
    -------------------------


TEAMALLIANCE TAMPA BAY, L.L.C.


By: /s/ Richard Harmon
   --------------------------
Its:  President
    -------------------------

TEAMALLIANCE UTAH/NEVADA, L.L.C.


By: /s/ Richard Harmon
   -------------------------
Its:  President
    ------------------------

TA ACQUISITION CORPORATION


By: /s/ Brenda C. Hall/Paul H. Bartlett
   ------------------------------------
Its: CEO/President
    ------------------------

Pursuant to Item 601(b)(2) of Regulation S-K, the attachments, exhibits and schedules to this Asset Purchase Agreement have been omitted. Such attachments, exhibits and schedules will be submitted to the Securities and Exchange Commission upon request.